UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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SUPERIOR ESSEX INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPERIOR ESSEX INC.
150 Interstate North Parkway
Atlanta, Georgia 30339

March  23, 2007

Dear Superior Essex Shareowner:

It is my pleasure to invite you to the 2007 Annual Meeting of Shareowners of Superior Essex Inc. This year’s meeting will be held at Cobb Galleria Centre, Two Galleria Parkway, Suite 120, Atlanta, Georgia, on May 3, 2007 at 1:00 p.m., Eastern Time.

At this meeting, we will ask you to re-elect three directors and authorize amendments to our incentive plan. We will also review our progress during the past year and answer your questions. Enclosed is the notice of annual meeting and proxy statement, describing the business we will conduct at the annual meeting. The proxy statement and the Company’s 2006 Annual Report on Form 10-K provide information you should consider when you vote your shares.

Your vote is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible.

Thank you for your ongoing support of and continued interest in Superior Essex.

Sincerely,

STEPHEN M. CARTER
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREOWNERS
OF SUPERIOR ESSEX INC.

TIME AND DATE:	1:00 p.m., Eastern Time, May 3, 2007
PLACE:	Cobb Galleria Centre Two Galleria Parkway, Suite 120 Atlanta, Georgia
ITEMS OF BUSINESS:	• Re-elect three directors to serve until the annual meeting of shareowners in 2010;
• Amend the Superior Essex Inc. 2005 Incentive Plan; and
• Consider any other business that may properly come before the meeting.
RECORD DATE:	Only those shareowners of record at the close of business on March 12, 2007 may vote at the annual meeting.
VOTING BY PROXY:

Please submit a proxy by mailing it in the enclosed envelope as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions, please refer to the Questions and Answers beginning on page 1 of this proxy statement and the instructions on the proxy card.

By order of the board of directors,

BARBARA L. BLACKFORD Executive Vice President, General Counsel and Secretary
March 23, 2007

SUPERIOR ESSEX INC.
150 Interstate North Parkway
Atlanta, Georgia 30339

QUESTIONS AND ANSWERS ABOUT THE PROXY INFORMATION
AND THE ANNUAL MEETING

Why am I receiving these materials?

The board of directors of Superior Essex Inc. (referred to throughout this proxy statement as “Superior Essex,” the “Company,” “we,” “us” or “our”) is providing these materials to you and the Company’s other shareowners on or about March 23, 2007 in connection with our annual meeting of shareowners (the “annual meeting” or the “meeting”), which will take place on May 3, 2007. You are cordially invited to attend the meeting and are requested to vote on the proposals described in this proxy statement. Securities and Exchange Commission (“SEC”) regulations require us to provide this proxy statement when we ask you to sign a proxy card appointing proxies to vote on your behalf.

What proposals will be voted on at the meeting?

There are two proposals that will be voted on at the meeting:

•       A proposal to re-elect three directors to serve until the annual meeting of shareowners in 2010; and

•       A proposal to authorize amendments to the Superior Essex Inc. 2005 Incentive Plan (the “2005 Incentive Plan” or the “Plan”, but as amended, the “Amended 2005 Incentive Plan”).

What are the Board’s recommendations?

The board of directors recommends a vote FOR both of these proposals.

Who is entitled to attend the meeting and vote?

All shareowners as of the close of business on March 12, 2007, which we refer to as the record date, are entitled to notice of and to vote in person or by proxy at the meeting. On the record date, we had approximately 20,392,777 shares of common stock issued and outstanding, each of which is entitled to one vote on each proposal to be voted on at the meeting.

What constitutes a quorum for purposes of the meeting?

The presence at the meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of common stock of the Company entitled to vote constitutes a quorum for the transaction of business. Proxies marked “ABSTAIN” (including proxies containing broker non-votes) on any matter to be acted upon by shareowners or marked as “WITHHELD” for the election of directors will be treated as present at the meeting for purposes of determining a quorum.

How many votes are needed to approve each proposal?

Election of Directors.   Under the law of the state of Delaware, the state in which the Company is incorporated, the election of directors requires the affirmative vote of a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In an uncontested election of directors such as we anticipate for the annual meeting, this could result in the election of a nominee who receives more “WITHHELD” votes than “FOR” votes. Accordingly, we have adopted a majority voting policy as part of our governance principles. Under this policy, if any nominee receives more “WITHHELD” votes than “FOR” votes, the nominee is required to promptly submit his or her resignation. The board will act to accept or reject that resignation within 90 days following certification of the shareowner vote and announce its decision.

Approval of Amendments to the 2005 Incentive Plan.   The proposal to amend and restate the 2005 Incentive Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on this proposal.

What shares may I vote?

You may vote all shares you owned as of the record date. These include (a) shares owned directly in your name as shareowner of record, and (b) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

How do I vote my shares at the meeting?

If you are a “record” shareowner of common stock (that is, if you hold common stock in your own name in the Company’s stock records maintained by our transfer agent, American Stock Transfer & Trust Company), you may complete and sign the accompanying proxy card and return it in the enclosed envelope. You may also attend the meeting and vote in person.

“Street name” or “beneficial” shareowners of common stock (that is, shareowners who hold common stock through a broker, bank or other nominee) who wish to vote at the meeting will need to obtain a voting instruction form from the institution that holds their shares and to follow the voting instructions on that form. You will not be able to vote in person at the meeting unless you have obtained a signed proxy from the shareowner of record (your broker, bank or other nominee) giving you the right to vote these shares.

What effect does an abstention, withheld vote or “broker non-vote” have?

A properly executed proxy marked “ABSTAIN” with respect to any matter or marked “WITHHELD” with respect to the election of directors will not be voted, although it will be counted for purposes of determining whether there is a quorum. If there are more “WITHHELD” votes than votes “FOR” a nominee for election as a director, that director is required by our corporate governance principles to submit his or her resignation for action as explained above. An abstention on the Amended 2005 Incentive Plan proposal will have the effect of a negative vote.

If you are a beneficial owner and you do not instruct your broker, bank or other nominee how to vote, the broker, bank or other nominee has discretion to vote on routine matters, such as the uncontested election of directors. Your broker, bank or nominee does not have discretion to vote on non-routine matters, such as the Amended 2005 Incentive Plan proposal. If your broker votes your shares on some, but not all, of the proposals, there will be “broker non-votes” with respect to any proposal on which the shares held by the broker are not voted. Broker non-votes will have no effect on the election of directors or the Amended 2005 Incentive Plan proposal.

What if I do not indicate my vote for one or more of the matters on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted:

•       for the election of the three director nominees; and

•       for the amendments to the 2005 Incentive Plan.

Can I change my vote?

You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the meeting and voting in person. Attending the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you beneficially own or hold in “street name,” you may accomplish this by submitting new voting instructions to your broker, bank or other nominee.

What does it mean if I receive more than one proxy card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Who will count the votes?

Mary Love Sullenberger, our Assistant General Counsel, will tabulate the votes and act as inspector of elections.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareowners are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Superior Essex or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote or (3) to facilitate a successful proxy solicitation by our board of directors. Occasionally, shareowners provide comments on their proxy card, which are then forwarded to Superior Essex management.

Where can I find the voting results of the meeting?

We will announce the preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for our second fiscal quarter of 2007.

What happens if additional proposals are presented at the meeting?

Other than the two proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the meeting. If you grant a proxy, the people named as proxy holder, Stephen M. Carter, our Chief Executive Officer, David S. Aldridge, our Chief Financial Officer, Executive Vice President and Treasurer, and Barbara L. Blackford, our Executive Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the people named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.

Do I have cumulative voting rights or dissenters’ rights of appraisal?

No, you do not have the right to vote cumulatively in the election of directors and, under Delaware law, you do not have dissenters’ rights of appraisal in connection with the matters to be voted upon at the meeting.

Who will bear the costs of soliciting votes for the meeting?

We are making the solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to mailing and distributing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have engaged Georgeson Inc. to assist us in the solicitation of proxies. We expect to pay Georgeson approximately $12,000 for these services plus expenses. In addition, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareowners.

May I propose actions for consideration at next year’s annual meeting of shareowners or nominate individuals to serve as directors?

You may submit proposals for consideration at future shareowners meetings, including director nominations. For business to be considered at next year’s annual meeting, you must submit timely notice in writing to Barbara L. Blackford, Corporate Secretary, 150 Interstate North Parkway, Atlanta, GA 30339. For shareowner proposals you wish to have included in the Company’s proxy statement for next year’s meeting, written notice must be received by our Secretary by the close of business on November 24, 2007. Such proposals will need to comply with SEC regulations regarding the inclusion of shareowner proposals in company-sponsored proxy materials.

In order for a shareowner proposal which is not included in the proxy statement to be raised from the floor during next year’s annual meeting, our by-laws require that written notice must be received by us on or between January 4, 2008 and February 3, 2008. Our by-laws do not require us to include such proposals in our proxy statement for next year’s meeting. Our by-laws, which include the specific requirements that must be included in any notice of business to be brought before the next annual meeting, may be accessed on our website, www.superioressex.com, or may be obtained from our Secretary upon request.

Similar deadlines and information requirements apply to shareholder nominations of directors and are explained in detail on page 8.

GOVERNANCE OF OUR COMPANY

General

We believe sound governance principles are essential to maintaining the confidence of investors. We also believe sound governance principles are vital in securing the trust of other key stakeholders and interested parties—including customers, employees, recruits, suppliers, vendors, government officials and the communities in which we do business. Our corporate governance policies establish a framework for the proper operation of our Company, consistent with our shareowners’ best interests and the requirements of law.

We are committed to rigorously and diligently exercising our oversight responsibilities throughout the Company, managing our affairs consistently with the highest principles of business ethics and meeting or exceeding the corporate governance requirements of both federal law and the Nasdaq Stock Market (“Nasdaq”). The steps we have taken to fulfill this commitment include:

•       Our board has adopted clear corporate governance principles;

•       The charters of our standing board committees—the audit committee, the governance and nominating committee and the compensation committee—clearly establish their respective roles and responsibilities;

•       A significant majority (2/3rds) of our board members are required to be independent of the Company and its management—with standards for independence that are more stringent than Nasdaq requirements;

•       We have an independent board chair;

•       All members of our board committees are independent;

•       The non-employee directors meet regularly without the presence of management, and, at least twice a year, the independent directors meet without the presence of management or the directors who are not independent;

•       Our board has established an annual self-evaluation process;

•       We have adopted a Code of Ethics and our compliance officer oversees our compliance program and reports on the program to our governance and nominating committee;

•       We have a hotline available to employees and others to report potential issues and, to the extent permitted by local law, our audit committee has procedures in place for anonymous reporting of accounting, internal controls or auditing matters;

•       We have adopted a policy to provide shareowners a vehicle to communicate directly with our board;

•       We have adopted a process for evaluating director nominees;

•       We have adopted a majority voting policy for uncontested elections of directors; and

•       Our internal control function maintains a key role in overseeing our business and financial processes and controls and has direct access to and oversight from our audit committee.

Our commitment to sound corporate governance policies and practices is embodied in our governance principles, our committee charters and our Code of Ethics, which may be accessed on our website, www.superioressex.com.

Independence

Pursuant to our governance principles, the board of directors annually considers whether a director or nominee has any relationship which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board of directors has determined that each of our directors other than Messrs. Carter and Gounot meets the standards of independence under our governance principles and applicable Nasdaq listing standards.

Majority Voting Policy For Election of Directors

We are committed to the principle that directors should serve only if they receive the vote of a majority of the shares voted in an uncontested election. To implement this principle, we have adopted a majority voting policy.

In an uncontested election, any nominee for director who receives a greater number of votes “WITHHELD” than votes “FOR” (a “Majority Withheld Vote”) is required to promptly tender his or her resignation following certification of the shareowner vote. The governance and nominating committee of the board of directors will consider the resignation offer and recommend to the board the action to be taken with respect to such offered resignation, which may include (i) accepting the resignation, (ii) rejecting the resignation but addressing, or committing to address, what the governance and nominating committee believes to be the underlying cause of the Majority Withheld Vote, (iii) resolving that the director will not be re-nominated in the future or (iv) rejecting the resignation. In reaching its decision, the governance and nominating committee will consider all factors its members deem relevant, including (i) any publicly stated reasons why shareowners withheld votes from this director, (ii) any alternatives for curing the underlying cause of the Majority Withheld Vote, (iii) the director’s tenure, (iv) the director’s qualifications, (v) the director’s past and expected future contributions to the Company and (vi) the overall composition of the board, including whether accepting the resignation would cause the Company to fail to meet any applicable SEC requirements or listing standards.

The board will act on the governance and nominating committee’s recommendation within 90 days following certification of the shareowner vote. Thereafter, the board will promptly disclose its decision whether to accept the director’s resignation offer and the reasons for rejecting the resignation offer, if applicable, in a press release and in an appropriate filing with the SEC.

Any director who tenders his or her resignation shall not participate in the governance and nominating committee’s deliberations or recommendation or in the board deliberations or action regarding the director’s resignation offer. If a majority of the members of the governance and nominating committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote (the “Disinterested Directors”) will appoint a special committee amongst themselves to consider the resignation offers and to recommend to the remaining Disinterested Directors whether to accept those offers.

Board and Board Chair

Superior Essex is managed under the direction of our board of directors. The board is elected by shareowners to objectively oversee management, to assure the long-term interests of the shareowners are being served and to set a “tone at the top” that is designed to promote corporate accountability.

Board Chair

Monte R. Haymon currently serves as independent chair of the board, a position elected by the members of the board of directors. Key responsibilities of the chair include:

•       chairing meetings of the shareowners;

•       chairing meetings of the board of directors;

•       chairing sessions of the independent directors;

•       establishing an agenda for each board of directors meeting after considering the recommendations of management and input from other members of the board of directors;

•       overseeing processes for providing members of the board of directors with information about the condition of the Company, its businesses and the environment in which it operates; and

•       facilitating and encouraging constructive and useful communication between management and the board of directors.

Mr. Haymon also serves as chair of our governance and nominating committee. In such capacity, he oversees the review, administration and monitoring of our corporate governance principles.

Meeting Attendance

During 2006, there were nine meetings of the board of directors (including regularly scheduled and special meetings). All incumbent directors attended at least 75% of the aggregate of the total number of meetings of the board and the board committees on which they served.

Executive sessions of non-management directors are held incident to regular board meetings, and, consistent with Nasdaq’s listing standards, at least twice a year the independent directors meet without the presence of management or the directors who are not considered independent.

As a general matter, members of the board of directors are expected to attend the Company’s annual meetings. All directors attended the Company’s 2006 annual meeting.

Board Committees

Our board has three standing committees: the audit, compensation and governance and nominating committees. Each committee operates under a written charter adopted by our board. These charters are available on our website at www.superioressex.com. The membership of these committees and their function are described below. The committee charters require all members to be “independent” under our governance principles and applicable laws and listing standards. Our board has determined that all of the members of the committees are independent and meet these standards.

The table below provides membership for each of our committees as of December 31, 2006:

	Audit		Compensation		Governance and Nominating
Stephanie W. Bergeron	X	(1)
James F. Guthrie	X
Monte R. Haymon			X		X	*
Andrew P. Hines	X	*
Thomas H. Johnson			X	*	X
Perry J. Lewis			X		X
Joseph M. O’Donnell	X	(1)	X	(1)

*      Chair

(1)         Effective October 6, 2006

Audit Committee.   The audit committee, which held six meetings during fiscal year 2006, is appointed by the board to oversee our accounting and financial reporting processes and the audits of the Company’s financial statements. The audit committee assists the board in monitoring:

•       the integrity of our financial statements;

•       our independent auditor’s qualifications and independence;

•       the performance of our internal audit function and independent auditors; and

•       those aspects of risk management and legal and regulatory compliance monitoring processes which may impact the Company’s financial condition and reporting.

Each member of the audit committee is independent and meets certain experience and financial literacy requirements under the Securities Exchange Act and the rules and regulations of Nasdaq and the SEC. Our board has determined that at least one director, Mr. Hines, has the background to be considered an “audit committee financial expert” as that term is defined by the SEC.

Compensation Committee.   The compensation committee, which held eight meetings during fiscal year 2006:

•       has the authority and responsibility of establishing an executive compensation strategy that appropriately rewards executive officers, aligns the interests of executive officers and shareowners and motivates executive officers to achieve the Company’s business objectives;

•       recommends and administers executive compensation plans, programs and arrangements including review and approval of corporate and individual goals and objectives relevant to executive officers, including the Chief Executive Officer;

•       reviews and approves the individual elements of compensation for executive officers, including base pay, annual incentives, long-term incentives, benefits and other elements of total compensation (subject to review by the board in the case of the Chief Executive Officer);

•       reviews, recommends and administers equity-based compensation plans, subject to board and shareowner approval, and has authority to make equity awards to employees;

•       has the authority and responsibility of reviewing and recommending to the board of directors employment, severance and other similar agreements and arrangements for the Chief Executive Officer and approving such agreements and arrangements for other executive officers;

•       develops a succession plan for the Chief Executive Officer and reviews the Company’s plans for succession of the other senior executives; and

•       reviews and evaluates compensation of non-employee directors and recommends changes or plans to the board.

Governance and Nominating Committee.   The governance and nominating committee, which held five meetings during fiscal year 2006, is responsible for:

•       identifying and recommending nominees for election and re-election to the board and recommending candidates for appointment to committees of the board;

•       reviewing and making recommendations to the board regarding principles of corporate governance, administering and monitoring such principles and performing a leadership role in shaping our corporate governance;

•       establishing and administering processes to evaluate board, committee and director effectiveness;

•       reviewing the Company’s governance practices and evaluating the charters of the standing committees of the board of directors on an annual basis and recommending necessary or appropriate changes; and

•       reviewing any potential conflict of interest involving directors or executive officers.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, none of the members of our compensation committee had any relationships with the Company or another entity that require disclosure under the proxy rules and regulations promulgated by the SEC as compensation committee interlocks or insider (employee) participation during the period covered by this proxy statement.

Communicating with Our Directors

Any shareowner who desires to contact the independent members of our board of directors may do so by sending an email to board.of.directors@spsx.com or in writing to the independent directors c/o Corporate Secretary, 150 Interstate North Parkway, Atlanta, Georgia 30339. The Secretary will distribute any such communications (as she deems appropriate) to our board, or to an individual director, depending on the facts and circumstances outlined in the communication.

Consideration of Director Nominees

Our governance and nominating committee will consider written proposals from shareowners for director candidates so long as each such proposal is submitted in accordance with the provisions of our by-laws for submission of shareowner proposals. These procedures provide that nominations for director candidates must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of a shareowner’s nomination no later than the 90th day and no earlier than the 120th day in advance of the first anniversary of the prior year’s annual meeting. For the 2008 annual meeting, nominations must be received no later than February 3, 2008 and no earlier than January 4, 2008. The nomination must also include specified information about the nominee and the consent of the nominee to serve as a director if elected. Our by-laws may be accessed on our website, www.superioressex.com, or may be obtained from our Secretary upon request. The governance and nominating committee will follow the same procedures and use the same criteria in evaluating candidates recommended by shareowners as it does those identified by the committee or the board of directors.

In evaluating director candidates, the governance and nominating committee will consider each individual in the context of the board of directors as a whole and will apply the criteria it deems appropriate, including those described in Appendix A. In evaluating whether to recommend a director for re-election, the governance and nominating committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the board.

Following a discussion of a candidate’s qualifications, and taking into consideration the information gathered during the evaluation process and the needs of the board of directors and the Company at the time, the governance and nominating committee will decide whether to recommend a potential nominee to the board of directors for election or re-election. Final selection of a nominee recommended by our governance and nominating committee is determined by the full board.

In 2006, our governance and nominating committee retained an executive recruitment firm to assist it in the process of identifying and evaluating potential director nominees. Stephanie W. Bergeron and Joseph M. O’Donnell were identified as potential candidates by the executive recruitment firm. The governance and nominating committee reviewed each of their qualifications as a director, including the criteria described above. Our governance and nominating committee unanimously recommended to the full board that both Ms. Bergeron and Mr. O’Donnell be elected as a director with terms expiring at the annual meeting of shareowners in 2008 and 2009, respectively. The board agreed with the governance and nominating committee’s recommendation and elected Ms. Bergeron and Mr. O’Donnell to the board on October 6, 2006, and appointed Ms. Bergeron to the audit committee and Mr. O’Donnell to the audit and compensation committees.

COMPENSATION OF DIRECTORS

Summary Compensation Table

The following table provides information about the compensation earned by our non-employee directors during 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
(a)	(b)(1)	(c)(2)	(d)(2)		(e)	(f)	(g)		(h)
Andrew Africk	$18,500	$— (3)	$—	(3)	—	—	$239,939	(4)	$258,439
Stephanie W. Bergeron	15,726	9,417	—		—	—	—		25,143
Denys Gounot	59,000	129,891	4,655		—	—	179,435	(5)	372,981
James F. Guthrie	68,000	68,571	4,655		—	—	—		141,226
Monte R. Haymon, Chair	151,000	126,873	56,470		—	—	—		334,343
Andrew P. Hines	71,125	77,749	4,655		—	—	—		153,529
Thomas H. Johnson	78,500	63,896	—		—	—	—		142,396
Perry J. Lewis, III	69,000	68,571	4,655		—	—	—		142,226
Joseph M. O’Donnell	20,726	9,417	—		—	—	—		30,143

(1)              Consists of the amounts described below:

		Basic Annual Retainer	Supplemental Retainer	Meeting Fees
Director	Role	($)	($)	($)
Africk	Compensation Committee Chair (first quarter 2006)	$10,000	$2,500	$6,000
Bergeron	Audit Committee Member (new director as of Oct. 6, 2006)	9,534	1,192	5,000
Gounot	Director	40,000	—	19,000
Guthrie	Audit Committee Member	40,000	5,000	23,000
Haymon	Board Chair, Governance Committee Chair, Compensation Committee Member and Audit Committee Member (through Oct. 6, 2006)	40,000	75,000	36,000
Hines	Audit Committee Chair	40,000 *	15,000 *	23,000
Johnson	Compensation Committee Chair (last three quarters 2006) and Governance Committee Member	40,000	7,500	31,000
Lewis	Compensation and Governance Committee Member	40,000	—	29,000
O’Donnell	Audit and Compensation Committee Member (new director as of Oct. 6, 2006)	9,534	1,192	10,000

*                     Mr. Hines elected to take 25% of his annual retainer for the third and fourth quarters of 2006 in the form of restricted stock units, as reflected in the tables in footnote (2) below.

(2)              Except as provided in footnote (3) below with respect to Mr. Africk, the amounts in these columns represent the accounting expense we recognized in 2006 for stock and option awards held by our non-employee directors, calculated in accordance with disclosure rules of the SEC. The amounts included in the table for each award include the amount recorded as expense in our income statement for 2006. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with FAS 123R, or with respect to awards granted prior to 2006, in accordance with FAS 123. The assumptions used in determining the grant date fair values of these option awards, which were granted in 2003 and 2004, are set forth in the footnotes to the Company’s financial statements for 2004, which are included in our Annual Report on Form 10-K for 2004, filed with the SEC. The awards for which expense is shown in this table include the awards described below, which were granted in 2006, as well as awards granted prior to 2006 for which we continued to recognize expense in 2006.

The following table shows the shares of restricted stock and restricted stock units (“RSUs”) awarded to each director during 2006, and the aggregate grant date fair value for each award. No options were granted in 2006 to our directors.

Director	Grant Date	All Stock Awards: Number of Shares of Stock or Units (#)		Full Grant Date Fair Value of Award ($)
Bergeron	October 6, 2006	1,130		$39,968
Gounot	January 18, 2006*	3,000	*	61,320
	May 3, 2006	1,385		39,943
Guthrie	May 3, 2006	1,385		39,943
Haymon	May 3, 2006	1,385		39,943
Hines	May 3, 2006	1,385		39,943
	May 3, 2006**	480	**	13,843
Johnson	May 3, 2006	1,385		39,943
Lewis	May 3, 2006	1,385		39,943
O’Donnell	October 6, 2006	1,130		39,968

*                      These restricted stock awards were granted to Mr. Gounot for his service as chair of Essex Nexans Europe SAS, as discussed below in this section. They vested on December 31, 2006.

**                 These are RSUs that Mr. Hines elected to receive in lieu of cash retainer, as discussed in footnote (1) above. The RSUs will convert to shares of common stock three months after Mr. Hines terminates his service as a director.

The following table shows the aggregate numbers of shares of restricted stock, RSUs and options held by each director as of December 31, 2006:

Director	Restricted Stock	RSUs	Options
Bergeron	—	1,130	—
Gounot	4,168	1,385	7,000
Guthrie	4,168	1,385	7,000
Haymon	7,607	1,385	37,500
Hines	4,168	1,865	7,000
Johnson	—	1,385	—
Lewis	4,168	1,385	7,000
O’Donnell	—	1,130	—

(3)              As shown in column (g) of this table and footnote (4) below, we accelerated the vesting of Mr. Africk’s previously granted and unvested stock options and restricted stock awards in connection with his retirement from the board on March 31, 2006. If the vesting of these awards had not been accelerated, we would have reversed any accounting expense for 2006 associated with these otherwise unvested awards. However, as a result of the acceleration of vesting, we recognized $216,837 in 2006 for financial accounting purposes with respect to these accelerated awards. In order to avoid double counting of these awards in the “total” column of this table, we have shown only the intrinsic value realized by Mr. Africk ($239,939, as reported in column (g)), which is a larger amount than the accounting expense we recognized in 2006 for these accelerated awards.

(4)              Reflects the value of the accelerated vesting of Mr. Africk’s previously granted stock options and restricted stock awards in connection with his retirement from the board. To calculate the value realized from the accelerated stock options, we multiplied (i) the number of options vesting by (ii) the excess of the market price of our common stock as of the vesting date over the per-share exercise price of the options. To calculate the value realized from the accelerated restricted stock awards, we multiplied (i) the number of shares vesting by (ii) the market price of our common stock as of the vesting date.

(5)              Includes compensation related to Mr. Gounot’s consulting arrangement with us, as described on pages 12-13.

Director Compensation Plan

Our Amended and Restated Director Compensation Plan, which we refer to as the “director compensation plan,” provides for both cash and equity compensation for our non-employee directors. The principal features of the director compensation plan as in effect for 2006 are described below. We have reviewed the director compensation plan on an annual basis since 2004. We are including information about the changes to the director compensation plan resulting from the most recent review that was completed in December 2006.

Annual Retainers.   All non-employee directors receive an annual board retainer fee of $40,000. In addition, the director compensation plan provides for the following supplemental annual retainers:

Position	2006	2007
Board Chair	$65,000	$80,000
Audit Committee Chair	15,000	15,000
Compensation Committee Chair	10,000	15,000
Governance and Nominating Committee Chair	5,000	5,000

Meeting Fees.   The director compensation plan provides for meeting fees for non-employee directors as follows:

•       $2,000 for each board meeting;

•       $2,000 for each committee meeting held in person and not in connection with a board meeting; and

•       $1,000 for each committee meeting held in connection with a board meeting or held by teleconference.

Equity Awards.   The director compensation plan provides for annual equity awards to non-employee directors in the form of restricted stock units (RSUs). The amount of RSUs granted in 2006 is approximately equal in value to the basic annual retainer (currently $40,000). In 2006, Hewitt Associates conducted a review of director pay at the companies in our peer group and determined that our director compensation was significantly below market, particularly in the amount of equity provided as a percentage of total compensation. As a result, for 2007, we increased the dollar amount of our annual director RSU grant to $75,000, which approximates total average annual cash director compensation (including supplemental chair retainers). Each RSU represents the right to receive one share of Company common stock. The RSUs generally vest in full one year after the date of grant, or earlier upon the director’s death, disability or retirement or the director’s termination from the board for any reason within one year after a change of control of the Company. If a director otherwise leaves the board prior to vesting, a pro rata portion of his or her RSUs will vest. Upon joining our board, new directors receive an initial award of RSUs. In 2006, new directors received RSUs in an amount approximately equal in value to the basic annual retainer. As a result, Ms. Bergeron and Mr. O’Donnell received 1,130 RSUs when they joined the board on October 6, 2006. For 2007, new directors will receive RSUs having a value of approximately $75,000.

The director compensation plan provides directors the ability to elect to receive all or a portion (in 25% increments) of their total annual retainers (the basic annual retainer plus supplemental annual retainers for board and committee chairs) in the form of stock options or RSUs.

Benefits.   We reimburse each non-employee director for expenses associated with attending board and committee meetings and other board-related activities. We also have a charitable gift matching program in which the Company matches a director’s or employee’s qualifying contributions up to $1,500 per year. Non-employee directors do not receive other benefits from the Company.

Consulting Arrangement with Denys Gounot.   Denys Gounot is the owner of DG Network, which provided consulting services to us in connection with our European magnet wire joint venture with Nexans. The joint venture was consummated on October 21, 2005, and Mr. Gounot was named chair of the board of Essex Nexans Europe SAS (Essex Nexans), the holding company for the joint venture. As of January 18, 2006, we entered into a new consulting agreement with DG Network. The consulting agreement was approved by our disinterested directors. Our board determined that under its governance principles, applicable law and Nasdaq listing standards payments made to DG Network under the consulting agreement resulted in Mr. Gounot’s not being considered an “independent director,” but that

Mr. Gounot’s unique experiences and skills made the consulting agreement in the best interests of the company and its stockholders. Pursuant to the consulting agreement, DG Network received an annual fee of $150,000 in 2006, payable in equal monthly installments in advance, for providing consulting services to Essex Nexans and as payment to Mr. Gounot for serving as chair of Essex Nexans. Effective January 1, 2007, the annual fee was increased to $200,000. We reimburse DG Network and Mr. Gounot for reasonable travel and out-of-pocket expenses incurred in connection with the provision of consulting services or serving as board chair of Essex Nexans. In addition, for his service as board chair of Essex Nexans, we granted Mr. Gounot 3,000 shares of restricted stock, which vested on December 31, 2006.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1:  ELECTION OF DIRECTORS

We have a staggered board of directors with nine members. Our board is divided into three classes, as nearly equal in size as possible, with the term of office of each class ending in successive years. The terms of office of directors in Class II and Class III expire at the 2008 and 2009 annual meetings of shareowners, respectively. The terms of the directors in Class I, of which there are currently three, Messrs. Carter, Gounot and Guthrie, expire at this annual meeting.

The following sections set forth information as to persons who serve as our directors and executive officers:

Nominees for Class I Director

The following information is provided with respect to the nominees for election as Class I directors at the annual meeting.

Nominees to serve until Annual Meeting in 2010

Stephen M. Carter, age 53, has been our Chief Executive Officer since November 10, 2003 and our President since May 2004. Mr. Carter became a member of our board of directors upon assuming his role as Chief Executive Officer in November 2003. From July 2000 until November 2002, Mr. Carter was President and Chief Executive Officer of Cingular Wireless, a provider of wireless services. Mr. Carter has served in various positions with SBC Communications (now AT&T Inc.) and its predecessor company, Southwestern Bell, including President and Chief Executive Officer of SBC Wireless, President of SBC Strategic and Special Markets and President/Chief Executive Officer of Southwestern Bell Telecom.

Denys Gounot, age 53, has been a member of our board of directors since November 10, 2003. Since October 21, 2005, Mr. Gounot has served as Chairman of Essex Nexans Europe SAS, the holding company for the Company’s European magnet wire joint venture with Nexans. He has been a principal of DG Network, a strategic advisory firm, since 2003. DG Network provides services to the Company as described under Certain Relationships and Related Transactions on pages 53-54. From 1999 through 2001, Mr. Gounot held various positions as an officer with Lucent Technologies Inc., a provider of communications networks for communications service providers, including President of Lucent’s optical fiber division. Mr. Gounot has been President of the French American Chamber of Commerce (Atlanta) since 2003.

James F. Guthrie, age 62, has been a member of our board of directors since November 10, 2003. Mr. Guthrie has been an executive consultant, principally to media and early-stage telecom enterprises, since 1999. Prior to that time, Mr. Guthrie was, from 1995 to 1999, Executive Vice President and Chief Financial Officer of IXC Communications, Inc. (now Broadwing Communications), a network based communications services provider, from 1993 to 1995, Vice President and Chief Financial Officer of Times

Mirror Company, and, from 1982 to 1993, Senior Vice President and Chief Financial Officer of Times Mirror Cable Television, Inc.

Recommendation:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREOWNERS VOTE “FOR” EACH OF THE NOMINEES FOR CLASS I DIRECTORS.

Continuing Directors

The following information is provided with respect to our continuing directors who are not standing for election as directors at the annual meeting.

Directors serving until Annual Meeting in 2008

Perry J. Lewis, age 69, has been a member of our board of directors since November 10, 2003. Mr. Lewis has been a senior managing director of Heartland Industrial Partners LLC, a leveraged buyout firm, since February 2006 and from 2000 to 2001. From 2001 to February 2006, Mr. Lewis was an advisory director of CRT Capital Group LLC, an institutional securities research and brokerage firm, and was a founder and, from 1980 to 2001, partner of Morgan, Lewis, Githens & Ahn, an investment banking and leveraged buyout firm. Mr. Lewis is also a director of Clear Channel Communications, Inc., a diversified media company.

Thomas H. Johnson, age 57, has been a member of our board of directors since December 7, 2005. Mr. Johnson retired in November 2005 as Chairman and Chief Executive Officer of Chesapeake Corporation, a leading international supplier of value-added specialty paperboard and plastic packaging. He joined Chesapeake in 1997 as President and Chief Executive Officer, and was named Chairman in 2000. He is also a director of Mirant Corporation, a competitive energy company that produces and sells electricity in North America, the Caribbean and the Philippines, Universal Corporation, a diversified company with operations in tobacco processing, lumber and other agri-products, and CMGI, Inc., a company which provides industry-leading global supply chain management services.

Stephanie W. Bergeron, age 53, has been a member of our board of directors since October 6, 2006. Ms. Bergeron has been the President and Chief Executive Officer of Walsh College since January 2007 and served as interim President from September 2006 through January 2007. Ms. Bergeron has also served as the President and Chief Executive Officer of Bluepoint Partners LLC, a consulting firm, since December 2004. Prior to that time, Ms. Bergeron was Senior Vice President, Corporate Financial Operations, of The Goodyear Tire & Rubber Company, a manufacturer of tires, rubber products and chemicals, from December 2001 to December 2003, and Vice President and Treasurer of Goodyear from December 1998 through December 2001.

Directors serving until Annual Meeting in 2009

Monte R. Haymon, age 69, has been a member of our board of directors since November 10, 2003 and has been our non-executive Chairman of the Board since January 2004. Mr. Haymon was Chairman of the Board of Sappi Fine Paper North America (“Sappi”), a manufacturer of coated and specialty paper products, from January 2002 until his retirement in December 2002. He previously served as Sappi’s President and Chief Executive Officer from 1995 to January 2002.

Andrew P. Hines, age 67, has been a member of our board of directors since November 10, 2003. Mr. Hines has been a principal of Hines and Associates, a financial management consulting firm since September 2006 and from 2000 until October 2005. Mr. Hines served as Vice President and Chief Financial Officer of GenTek Inc., a manufacturer of industrial components and performance chemicals from October 2005 to September 2006. From October 2000 to October 2001, Mr. Hines was Executive Vice President and Chief Financial Officer of Ardent Communications, Inc. (f/k/a CAIS Internet), a provider of broadband access and bundled data services, which filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in October 2001. Mr. Hines was Executive Vice President and Chief Financial Officer from October 1997 to February 2000, and Executive Vice President, Strategic Planning and Business Development from February 2000 to June 2000, of Outboard Marine Corporation, a manufacturer of recreational boats and marine engines, which filed a voluntary Chapter 11 petition in December 2000.

Joseph M. O’Donnell, age 60, has been a member of our board of directors since October 6, 2006. Mr. O’Donnell was the Chief Executive Officer and President of Artesyn Technologies, Inc., a provider of power conversion equipment and subsystems to the communications industry from July 1994 through April 2006. Mr. O’Donnell also served as Co-Chairman of the Artesyn board of directors from December 1997 to May 2003 and Chairman from May 2003 to April 2006, when the company was acquired by Emerson Electric Company. Mr. O’Donnell is a director of Parametric Technology Corporation, a leading maker of mechanical computer-aided design, manufacturing and engineering software and Comverse Technology, Inc., a company engaged in the design, development, manufacturing, marketing, and support of software, systems, and related services for multimedia communications and information processing applications.

Executive Officers

The following information is provided with respect to our executive officers, other than Mr. Carter who is referenced above.

David S. Aldridge, age 52, has been our Executive Vice President since March 2004 and our Chief Financial Officer and Treasurer since November 10, 2003. Mr. Aldridge was Chief Financial Officer and Treasurer of Superior TeleCom from 1996 to November 9, 2003 and Chief Restructuring Officer of Superior TeleCom from January 2003 to November 9, 2003. Mr. Aldridge was Chief Financial Officer of The Alpine Group, Inc. from November 1993 to May 2003 and Treasurer of The Alpine Group, Inc. from January 1994 through April 2001.

Barbara L. Blackford, age 50, has been our Executive Vice President, General Counsel and Secretary since April 14, 2004. From September 2000 to March 2004, Ms. Blackford was Vice President, General Counsel and Secretary of AirGate PCS, Inc., a PCS Affiliate of Sprint, and iPCS, Inc., a wholly owned subsidiary of AirGate PCS, Inc. iPCS, Inc. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in February 2003. From October 1997 to September 2000, Ms. Blackford was Associate General Counsel and Assistant Secretary at Monsanto Company, serving in a variety of roles, including as head of the corporate securities and mergers and acquisitions law groups and General Counsel of Cereon Genomics. Prior to joining Monsanto Company, Ms. Blackford was a partner with the private law firm Long Aldridge & Norman LLP (now known as McKenna Long & Aldridge LLP) in Atlanta, Georgia and was a partner with the law firm Kutak Rock. Ms. Blackford is a member of the board of directors of the Society of Corporate Secretaries and Governance Professionals.

Justin F. Deedy, Jr., age 51, has been our Executive Vice President and President of our Communications Group since November 10, 2003. Mr. Deedy was Executive Vice President of Superior TeleCom and President of Superior TeleCom’s subsidiary that comprised its communications cable segment from June 1999 to November 9, 2003. Prior thereto, Mr. Deedy was Senior Vice President of Superior TeleCom from July 1996 to June 1999 and President of Superior TeleCom’s wholly owned subsidiary, Superior Telecommunications Inc., from July 1993 to December 1999, when Superior Telecommunications Inc. was merged with and into another wholly owned subsidiary of Superior TeleCom as part of an internal reorganization.

H. Patrick Jack, age 55, has been our Executive Vice President since March 2004 and President of our subsidiary, Essex Group, Inc., that comprises the magnet wire and distribution segment since November 10, 2003. Mr. Jack was President of Superior TeleCom’s subsidiary that comprised its magnet wire and distribution segment from August 2002 to November 9, 2003. Prior thereto, Mr. Jack was a consultant to a successor company of Aristech Chemical Corporation, a chemicals and plastics business, from January 2002 to March 2002, and President and Chief Operating Officer of Aristech from 1998 to 2001.

Three of our executive officers, Messrs. Aldridge, Deedy and Jack, were previously employed by our predecessor Superior TeleCom Inc., which filed for reorganization under Chapter 11 of the United States Bankruptcy Code on March 3, 2003. The plan of reorganization, pursuant to which we acquired the business of Superior TeleCom, became effective on November 10, 2003.

ITEM 2: AUTHORIZE AMENDMENTS TO THE 2005 INCENTIVE PLAN

The Company currently maintains the 2005 Incentive Plan, which was approved by the shareowners on May 3, 2005. We also will continue to maintain the 2003 Stock Incentive Plan (the “2003 Incentive Plan”) until all outstanding awards thereunder are exercised or expire, but we will not make any further awards under the 2003 Incentive Plan. On March 13, 2007, our board of directors adopted certain amendments to the 2005 Incentive Plan to be effective if approved by shareowners at the annual meeting. These amendments, described more fully below, will:

•       increase the number of shares that may be issued under the Plan by 500,000 shares;

•       adjust the share reserve provisions to (i) add back shares delivered to pay taxes, (ii) address the counting of shares unearned from performance-conditioned awards, and (iii) include shares delivered or withheld on or after May 3, 2007 to cover the exercise price and/or pay taxes with respect to awards outstanding under the 2003 Incentive Plan;

•       impose minimum vesting requirements for most full-value awards;

•       change the Plan default provision for vesting upon a change in control to a “single trigger” event, to reflect the Company’s current practice in this regard;

•       modify the Plan default provision for vesting of performance-based cash awards upon a participant’s death, disability or retirement;

•       prohibit transfers of awards for value;

•       provide for mandatory anti-dilution adjustments in the case of certain equity restructurings, in order to avoid additional accounting expense;

•       add a special provision to address the various effects of Section 409A of U.S. Internal Revenue Code of 1986 (the “Code”); and

•       rename the Plan the Superior Essex Inc. Amended and Restated 2005 Incentive Plan.

As of March 5, 2007, there were approximately 4,100 of the Company’s employees, officers, directors and consultants eligible to participate in the Plan. As of that date, there were approximately 1,006,200 shares of our common stock subject to outstanding awards and approximately 248,635 shares of our common stock were reserved and available for future awards under the Plan. If the Amended 2005 Incentive Plan is not approved by the shareowners at the annual meeting, the Plan will remain in effect in accordance with its terms as in effect immediately prior to the March 13, 2007 board action.

Limitation on Annual “Burn Rate”

In order to address potential shareowner concerns regarding the number of equity awards that may be granted under the Plan, the compensation committee has adopted a policy providing that, if shareowners approve the Amended 2005 Incentive Plan proposal, equity-based awards granted by the Company during calendar years 2007, 2008 and 2009 (other than grants assumed or substituted in a merger or acquisition) will be structured such that the Company’s average annual burn rate for such years will not exceed 2.57%. For this purpose, the “burn rate” for any year means the total number of shares of Company common stock issuable upon exercise or payment, as the case may be, of the equity-based awards granted by the Company in that year, divided by the Company’s total number of shares of common stock issued and outstanding as of the end of that particular year. In calculating the burn rate, shares issuable upon exercise or payment, as the case may be, of awards other than options or stock appreciation rights shall be counted as two shares for each share actually issuable in respect of the award (or such lower multiplier for “full value awards”, including performance shares, as is consistent with Institutional Shareholder Services governance policies in effect at the time of grant or calculation). Shares underlying performance share awards will not be included in the burn rate until the year in which such shares are earned and then only to the extent so earned. Awards settled in cash will not be included in the calculation of burn rate.

Summary of the Plan as Proposed to be Amended

The following is a summary of the provisions of the Amended 2005 Incentive Plan. This summary is qualified in its entirety by the full text of the Amended 2005 Incentive Plan, which is attached to this proxy statement as Appendix B.

Purpose.   The purpose of the Amended 2005 Incentive Plan is to focus management on business performance that creates shareowner value, encourage innovative approaches to the business of the Company, reward for results, encourage ownership of Company common stock by management and encourage taking appropriate risks with an opportunity for higher reward.

Administration.   The Amended 2005 Incentive Plan will be administered by the compensation committee of the board of directors. The compensation committee has the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the Amended 2005 Incentive Plan; and make all other decisions and determinations that may be required under the Amended 2005 Incentive Plan. The board of directors may at any time administer the Amended 2005 Incentive Plan. If it does so, it will have all the powers of the compensation committee under the Amended 2005 Incentive Plan.

Eligibility.   The Amended 2005 Incentive Plan permits the grant of incentive awards to employees, officers, and non-employee directors of the Company and its affiliates as selected by the compensation committee. As of March 5, 2007, the number of eligible participants was approximately 4,100. The number of eligible participants may increase over time based upon future growth of the Company and its affiliates.

Awards to Non-Employee Directors.   Awards granted to the Company’s non-employee directors will be made only in accordance with the terms, conditions and parameters of the Company’s director compensation plan, or any successor plan, program or policy for the compensation of non-employee directors as in effect from time to time, and the compensation committee may not make discretionary grants under the director compensation plan to non-employee directors.

Permissible Awards.   The Amended 2005 Incentive Plan authorizes the granting of awards in any of the following forms:

•       market-priced options to purchase shares of our common stock, which may be designated under the Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to non-employee directors);

•       stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of our common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

•       restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the compensation committee;

•       restricted or deferred stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award certificate) at a designated time in the future;

•       performance awards, which are awards payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the Amended 2005 Incentive Plan may be granted in the form of a performance award);

•       dividend and interest equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to, in the case of dividend equivalents, any dividends paid on the shares of stock underlying an award, or, in the case of interest equivalents, a stated rate of return on the value of an outstanding award;

•       other stock-based awards in the discretion of the compensation committee, including unrestricted stock grants; and

•       cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards.   Following approval of the Amended 2005 Incentive Plan, and subject to adjustment as provided in the Amended 2005 Incentive Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the Amended 2005 Incentive Plan will be (i) 500,000, plus (ii) shares underlying awards outstanding under the 2005 Incentive Plan as of May 3, 2007, plus (iii) shares remaining available for issuance, if any, under the 2005 Incentive Plan as of May 2, 2007 (including shares added back pursuant to the share-counting provisions described below), plus (iv) a number of additional shares underlying awards outstanding under the 2003 Incentive Plan that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, plus (v) a number of additional shares delivered or withheld on or after May 3, 2007 to cover the exercise price and/or satisfy tax withholding obligations with respect to awards outstanding under the 2003 Incentive Plan. As of March 5, 2007 there were approximately 1,006,200 shares subject to outstanding awards under the 2005 Incentive Plan and approximately 248,600 shares remaining available for issuance under the Plan. The proposed Amended 2005 Incentive Plan represents a net addition of 500,000 shares to the Plan share reserve, plus the potential additional shares represented in clause (v) above.

Share Counting.   The Plan currently provides for shares issued under the Plan to be added back to the Plan share reserve under certain circumstances, including (i) shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, (ii) shares underlying awards that are ultimately settled in cash, (iii) shares withheld from an award to satisfy minimum tax withholding requirements, and (iv) shares delivered to pay the exercise price of an option. The Amended 2005 Incentive Plan is proposed to provide that shares delivered to satisfy minimum tax withholding requirements and shares underlying performance awards that are unearned will go back into the Plan share reserve.

Limitations on Awards.   The maximum number of shares of common stock that may be covered by options and stock appreciation rights granted under the Amended 2005 Incentive Plan to any one person during any one calendar year is 300,000. The maximum aggregate shares underlying awards of restricted stock, restricted stock units, deferred stock units, performance shares or other stock-based awards under the Amended 2005 Incentive Plan (other than options or stock appreciation rights) that may be granted to any one person during any one calendar year is 300,000. The aggregate maximum dollar value of any performance-based cash award or other cash-based award that may be paid to any one participant during any one calendar year under the Amended 2005 Incentive Plan is $3,000,000.

Minimum Vesting Requirements.   The Amended 2005 Incentive Plan is proposed to impose minimum vesting requirements for most full-value awards. Except in the case of substitute awards or awards granted as an inducement to join the Company as a new employee to replace forfeited awards from a former employer, any full-value award granted under the Amended 2005 Incentive Plan to an employee, officer or consultant will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the compensation committee may permit acceleration of vesting of such awards in the event of the participant’s death, disability, retirement, termination without cause or resignation for good reason, or upon the occurrence of a change in control.

Performance Goals.   All options and stock appreciation rights granted under the Amended 2005 Incentive Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The compensation committee may designate any other award granted under the Amended 2005 Incentive Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the compensation committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of a division, business unit, affiliate, department or function within the Company or an affiliate or any combination thereof:

•       Revenue

•       Sales

•       Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•       Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•       Net income (before or after taxes, operating income or other income measures)

•       Cash (cash flow, cash generation or other cash measures)

•       Stock price or performance

•       Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•       Return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales);

•       Market share

•       Improvements in capital structure

•       Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•       Business expansion or consolidation (acquisitions and divestitures)

•       Internal rate of return or increase in net present value

•       Working capital targets relating to inventory and/or accounts receivable

•       Planning accuracy (as measured by comparing planned results to actual results).

The compensation committee must establish such goals within the first 90 days of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the compensation committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. The compensation committee may provide, at the time the performance goals are established, that any evaluation of performance will include or exclude or otherwise objectively adjust for specified events that occur during a performance period, which may include, but are not limited to any of the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards to “covered employees” (as defined in Code Section 162(m)), they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

Limitations on Transfer; Beneficiaries.   A participant may not assign or transfer an award other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order. The compensation committee may permit other transfers where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. Notwithstanding the foregoing, the Amended 2005 Incentive Plan would preclude transfers of awards for value. A participant may, in the manner determined by the compensation committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events.   Unless otherwise provided in an award certificate or any special plan document governing an award, if a participant’s service terminates by reason of death, disability or retirement, all of such participant’s outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully exercisable; all time-based vesting restrictions on his or her outstanding awards will lapse; and the target payout opportunities attainable under such participant’s outstanding performance-based equity awards will be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level and there will be a pro rata payout in cash or equity, as appropriate, to the participant or his or her estate within 30 days following the date of termination (or if later, the first date that such payment may be made without causing a violation of Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the date of termination. The Amended 2005 Incentive Plan would provide a default provision for performance-based cash awards that is the same as for performance-based equity awards, as described above. The compensation committee may, in its sole discretion at any time, vest awards upon a participant’s termination of employment for other reasons. The compensation committee may discriminate among participants or among awards in exercising such discretion.

Treatment of Awards upon a Change in Control.   Prior to the proposed Amended 2005 Incentive Plan, the Plan provides as a default position that outstanding awards will vest in full upon a qualifying termination of employment within six months after the occurrence of a change in control of the Company. In recognition of the fact that the compensation committee has approved awards and employment and change of control agreements that provide for vesting automatically upon a change in control, the Amended 2005 Incentive Plan would use this “single-trigger” approach as the default provision in the Amended 2005 Incentive Plan. The Amended 2005 Incentive Plan would provide that, unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in control of the Company, all outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully exercisable; all time-based vesting restrictions on outstanding awards will lapse; and the target payout opportunities attainable under all outstanding performance based awards will be deemed to have been fully earned based upon an assumed achievement of all relevant performance goals at the “target” level and there will be a pro rata payout in cash or equity, as appropriate, to participants within 30 days following the date of the change in control (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the date of the change in control.

Adjustments.   The Plan currently provides for mandatory anti-dilution adjustments in the case of certain basic equity restructurings (stock-splits, stock dividends and stock consolidations) and allows permissive adjustments in the case of other less-common types of equity restructurings (such as spin-offs, or large non-recurring cash dividends or rights offerings). In light of recent accounting interpretations that could result in additional accounting charges if anti-dilution adjustments are permissive rather than mandatory, the Amended 2005 Incentive Plan is proposed to change this provision to require mandatory adjustments to prevent the dilution or enlargement of rights in the case of any non-reciprocal equity restructuring, as defined in FAS 123R. The Amended 2005 Incentive Plan would continue to permit discretionary adjustments for mergers, business combinations and the like (which are not equity restructurings), and also to permit discretionary adjustments in the context of equity restructurings where the adjustment is for a purpose other than equalizing the award’s value immediately before and after the equity restructuring.

The Amended 2005 Incentive Plan would provide that in the event of a transaction between the Company and its shareowners that causes the per-share value of its common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the Amended 2005 Incentive Plan will be adjusted proportionately, and the compensation committee must make such adjustments to the Amended 2005 Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under the Amended 2005 Incentive Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Termination and Amendment.   The board of directors or the compensation committee may, at any time and from time to time, terminate or amend the Amended 2005 Incentive Plan, but if an amendment to the Amended 2005 Incentive Plan would materially increase the benefits accruing to participants, materially increase the number of shares of stock issuable, expand the types of awards that may be granted, materially expand the class of eligible participants, materially extend the term of the Amended 2005

Incentive Plan or otherwise constitute a material change requiring shareowner approval under applicable listing requirements or laws, then such amendment will be subject to shareowner approval. In addition, the board of directors or the compensation committee may condition any amendment on the approval of the shareowners for any other reason. No termination or amendment of the Amended 2005 Incentive Plan may adversely affect any award previously granted without the written consent of the participant.

The compensation committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareowners, the exercise price of an outstanding option or base price of a stock appreciation right may not be reduced, directly or indirectly, and the original term of an option or stock appreciation right may not be extended.

Prohibition on Repricing.   As indicated above under Termination and Amendment, outstanding stock options and stock appreciation rights cannot be repriced, directly or indirectly, without the prior consent of the Company’s shareowners. The exchange of an “underwater” award (i.e., an option or stock appreciation right having an exercise or base price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s shareowners.

Code Section 409A.   The Amended 2005 Incentive Plan is proposed to add a new Section 18.4 to the Plan that addresses the effects of Code Section 409A on awards that constitute “deferred compensation” for purposes of that law. The new provision regulates the extension of stock options and the payment or distribution of benefits under the Amended 2005 Incentive Plan in a manner so as to avoid additional taxes under Code Section 409A.

Certain U.S. Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the Amended 2005 Incentive Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State, local and ex-U.S. income tax consequences are not discussed, and may vary from locality to locality.

Nonstatutory Stock Options.   There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the Amended 2005 Incentive Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.   There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights.   A participant receiving a stock appreciation right under the Amended 2005 Incentive Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time.

Restricted Stock.   Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units.   A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards.   A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock or other property in settlement of a performance award, the participant will recognize ordinary income equal to the cash, stock or other property received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A.   The Amended 2005 Incentive Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and stock appreciation rights as that comply with the terms of the Amended 2005 Incentive Plan, are designed to be exempt from the application of Code Section 409A. Restricted and deferred stock units granted under the Amended 2005 Incentive Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding.   The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Amended 2005 Incentive Plan.

Benefits to Named Executive Officers and Others

The table below reflects awards granted under the 2005 Incentive Plan during the fiscal year ended December 31, 2006 to the persons and groups shown in the table below. On March 1, 2007, the compensation committee approved the grant of additional performance contingent stock unit awards (or performance shares) to be granted to our executive officers on April 2, 2007. The number of such awards will be determined by reference to the closing price of our stock on that day. Those awards are not reflected in the following table. Because future awards under the 2005 Incentive Plan will be made at the discretion of the compensation committee or its delegates, we cannot determine the benefits or amounts that will be received in the future by the following persons or groups pursuant to the Amended 2005 Incentive Plan.

	Time-Vesting Restricted Stock Awards or RSUs			Performance-Contingent Stock Unit Awards			Stock Options
Name and Position	Value ($)(1)	Shares (#)		Value ($)(1)	Shares (#)		Value ($)		Options (#)
Stephen M. Carter	$467,262	14,053	(2)	$2,803,507	84,316	(3)	—		—
President and Chief Executive Officer (PEO)
David S. Aldridge	182,975	5,503	(2)	1,097,849	33,018	(3)	—		—
EVP, Chief Financial Officer and Treasurer (PFO)
Justin F. Deedy, Jr.	153,249	4,609	(2)	919,496	27,654	(3)	—		—
EVP and President, Communications Segment
H. Patrick Jack	151,886	4,568	(2)	911,250	27,406	(3)	—		—
EVP and President, Magnet Wire Segment
Barbara L. Blackford	117,639	3,538	(2)	705,765	21,226	(3)	—		—
EVP, General Counsel and Secretary
All Executive Officers as a Group	1,073,011	32,271	(2)	6,437,867	193,620	(3)	—		—
All Employees as a Group (Excluding Executive Officers)	1,942,997	58,436	(4)	—	—		—	(5)	24,195	(5)
All Non-Executive Directors as a Group	467,163	14,050	(6)	—	—		—		—

(1)             The values shown in this column are calculated using the closing market price of our common stock as of the last trading day in 2006, December 29, 2006, which was $33.25.

(2)             These time-based restricted stock awards were granted on March 31, 2006 and will vest in full on March 31, 2009, subject to continued employment.

(3)             Reflects performance share awards granted on March 31, 2006, which vest upon our achievement against objectives for return on net assets and core business revenue for 2007. The number of shares shown in the table reflects the maximum number of shares (200% of target) that may be earned.

(4)             These restricted stock awards were granted on April 3, 2006 to 40 non-executive employees by our Chief Executive Officer, pursuant to delegated authority from the compensation committee. The awards vest 25% on the second and third anniversaries of the grant date and 50% on the fourth anniversary of the grant date.

(5)             These stock options were granted April 3, 2006 to eight non-executive employees of the Company. The options vest ratably over four years from the grant date. The amount to be realized by the optionee will be the amount by which the fair market value of our common stock on the date of exercise exceeds the option exercise price. The option exercise price is equal to the closing market price of our common stock as of the grant date, which was $25.75.

(6)             Includes restricted stock units granted to our non-employee directors in 2006 pursuant to our director compensation plan, which is a subplan of the 2005 Incentive Plan. These shares vest in full one year after the grant date. Also includes 3,000 shares of restricted stock granted on January 18, 2006 to Denys Gounot for his service as chair of Essex Nexans Europe SAS, as discussed elsewhere in this proxy statement. These shares vested on December 31, 2006.

On March 12, 2007, the closing price per share of our common stock as listed on Nasdaq was $ 33.72.

Equity Compensation Plan Information

The following table sets forth certain information regarding our common stock that may be issued under our equity compensation plans as of December 31, 2006:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders(1)	264,865	(2)	$20.88	(2)	388,031	(3)
Equity compensation plans not approved by security holders(4)	547,569	(5)	14.98		—
Total	812,434		15.56		388,031

(1)             The 2005 Incentive Plan provides for the grant by our compensation committee of equity-based and other awards to employees, officers, directors or consultants of the Company and its affiliates. The Plan replaced the 2003 Incentive Plan, as described below. A total of 238,031 shares of our common stock were reserved and available for issuance as of December 31, 2006 pursuant to awards granted under the 2005 Incentive Plan. This total may increase due to the adjustment provisions in the Plan, such as the add back of shares underlying awards currently outstanding that terminate or expire unexercised or are cancelled, forfeited or lapse for any reason. During 2005 our shareholders approved the 2005 Employee Stock Purchase Plan (the “ESPP”), which allows eligible employees to participate in the purchase of the Company’s common stock. A total of 150,000 shares are available for purchase by participants under the ESPP.

(2)             Includes 11,050 restricted stock units awarded to our non-employee directors and 193,620 performance shares granted to our senior executives. The weighted average exercise prices in column (b) do not take these awards into account. The performance shares represent the right to earn shares of our common stock if and only to the extent that we meet specific performance objectives with respect to return on net assets and core business revenues for 2007. The amount included in the table represents the maximum number of shares that may be earned. Excludes shares of restricted stock awarded under the Plan as follows: (a) 36,000 shares of restricted stock awarded to our non-employee directors; (b) 118,365 shares of restricted stock awarded in connection with the modification of certain options to comply with Code Section 409A, and (c) 90,707 shares of restricted stock awarded to various members of management pursuant to the Plan.

(3)             Includes 150,000 shares available for purchase under the ESPP. Shares of the Company’s common stock may be purchased by participants beginning April 1, 2007 at quarterly intervals at a price equal to 95% of the closing price of the Company’s stock on the last day of the quarterly purchase period.

(4)             In connection with the plan of reorganization of our predecessor Superior Telecom, Inc., we adopted the 2003 Incentive Plan, pursuant to which our compensation committee could grant stock options or restricted stock awards to employees, non-employee directors and certain service providers. The 2003 Incentive Plan authorized grants of awards or options to purchase up to 1,833,333 shares of authorized but unissued common stock, stock held in treasury or both. The term of stock options granted may not exceed ten years. The 2003 Incentive Plan was described in the disclosure statement provided in connection with the plan of reorganization and was part of the plan of reorganization approved by all voting classes of creditors and by the bankruptcy court, but was not separately approved by shareowners following formation of the Company. No additional awards may be granted under the 2003 Incentive Plan.

(5)             Excludes shares of restricted stock awarded as follows: (a) 330,000 shares of restricted stock awarded to our Chief Executive Officer pursuant to his employment contract and the 2003 Incentive Plan; (b) 150,000 shares of restricted stock awarded to our executive vice presidents pursuant to their respective employment agreements and the 2003 Incentive Plan; (c) 15,000 shares of restricted stock awarded to our directors pursuant to the 2003 Incentive Plan; and (d) 65,683 shares of restricted stock awarded to various members of management of the Company pursuant to the 2003 Incentive Plan.

Recommendation:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREOWNERS VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE SUPERIOR ESSEX INC. 2005 INCENTIVE PLAN.

INDEPENDENT AUDITOR INFORMATION

Audit and Non-audit Fees

The table below sets forth an estimate of the fees the Company expects to be billed by Deloitte & Touche LLP (“D&T”) for audit fees in connection with its 2006 fiscal year and the actual audit-related, tax and other fees billed by D&T in 2006. In addition, the table sets forth the aggregate fees billed by D&T for audit, audit-related, tax and other services during or in connection with the 2005 fiscal year.

	2006		2005
	(in thousands)
Audit Fees	$3,491	*	$3,053	*
Audit-Related Fees	69		75
Tax Fees	84		585
All Other Fees	—		—
Total	$3,644		$3,713

*                    For 2006 and 2005, includes approximately $1.7 million and $1.4 million, respectively, of fees related to the audit of the Company’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002. The Company also incurred approximately $1.0 million and $0.8 million in other third party consulting fees for compliance with Section 404 for 2006 and 2005, respectively.

Audit Fees.   Fees for audit services  consisted of fees for professional services rendered in connection with:

•       audits of the Company’s 2006 and 2005 financial statements;

•       the audit of the Company’s internal control over financial reporting and attestation of management’s report on the effectiveness of internal control over financial reporting;

•       reviews of the Company’s quarterly financial statements; and

•       subsidiary statutory audits and other services related to SEC matters.

Audit-related Fees.   Fees for audit-related services consisted of financial and reporting consultations and employee benefit plan audits.

Tax Fees.   Fees for tax services consisted of tax compliance and tax planning and advice, including assistance with tax matters related to the acquisition of Nexans European magnet wire business.

Other Fees.   There were no fees for any other services not described above.

Policy on Pre-Approval of Services of Independent Auditor

Our audit committee adopted policies and procedures for pre-approving all audit services and permissible non-audit services. Any requests for audit, audit-related, tax and other services must be submitted to the audit committee for specific pre-approval and cannot commence until such approval has been granted. The authority to grant specific pre-approval has been delegated to the chair of the audit committee (for engagements up to $250,000).

In considering the nature of the non-audit services provided by the independent auditor, our audit committee determined that such services are compatible with maintaining the independence of D&T. The audit committee discussed these services with the independent auditor and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC and the Public Company Accounting Oversight Board.

Appointment of Independent Auditors

Pursuant to its charter, the audit committee has the sole, discretionary authority to appoint, retain and terminate the Company’s independent auditors. D&T has been the Company’s independent auditors since 2002.  Each year, the audit committee reviews the auditors’ qualifications, performance and independence in accordance with regulatory requirements and guidelines. Earlier this year, the audit committee determined, in accordance with sound governance practices, that it would issue a request for proposal with regard to the Company’s audit engagement (the “Audit RFP”).

The audit committee decided to issue the Audit RFP because it wanted the opportunity to conduct a detailed review of other auditing firms as prospective independent auditors and to consider the benefits and detriments of changing independent auditors. This decision was not related to the quality of services provided by D&T and there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the subject matter of such disagreements in connection with its reports.

The Audit RFP was issued to two major public accounting firms, including D&T, in February 2007, and the audit committee currently plans to complete the Audit RFP process by mid-2007.  In the interim, the audit committee has appointed D&T to serve as the Company’s independent auditors for the first quarter of 2007 and anticipates appointing D&T for subsequent quarters until the Audit RFP is completed and the decision becomes effective.  The Company will make a public announcement in the event that it decides to engage a firm other than D&T.

As a result of the audit committee’s decision to issue the Audit RFP, and the temporary uncertainty as to which firm will be selected as the Company’s independent auditors for the fiscal year ended December 31, 2007, the Company determined that it was not appropriate to request shareowner ratification of an independent auditor at the upcoming annual meeting.  At each annual meeting of shareowners since the Company became a reporting company, we have requested that our shareowners ratify the appointment of D&T as the independent auditors for the year.  At next year’s annual meeting, we fully expect to return to the practice of seeking shareholder ratification of the Company’s independent auditors.

As the Company’s independent auditors for the fiscal year ended December 31, 2006, representatives of D&T will be available to answer questions at the annual meeting and are free to make statements during the meeting.

AUDIT COMMITTEE REPORT

The audit committee is comprised of four directors, each of whom meets the independence and experience requirements of applicable SEC rules and Nasdaq listing standards.

The audit committee oversees the financial reporting process and internal control system on behalf of the board of directors. Management is primarily responsible for the Company’s financial statements and the reporting process, including the system of internal controls. D&T, the Company’s independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”) and generally accepted auditing standards (“GAAS”) and for issuing a report on those statements.

In this context, the audit committee reviewed and discussed with management and D&T the audited financial statements for the year ended December 31, 2006, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and D&T’s evaluation of the Company’s internal control over financial reporting. This review included a discussion of:

•       the reasonableness of significant financial reporting estimates and judgments made in connection with the preparation of the Company’s financial statements;

•       the quality (and not just the acceptability) of the Company’s accounting principles;

•       the clarity and completeness of financial disclosures;

•       items that could be accounted for using alternate GAAP methods; and

•       the potential effects of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

The audit committee discussed with D&T other matters required to be discussed with the auditors under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (communication with audit committees). The audit committee also received, reviewed and discussed with D&T their written disclosures required by Independence Standards Board Standard No. 1 (independence discussions with audit committees). In this regard, among other things, the committee reviewed and discussed with D&T its independence from the Company and its management.

The audit committee selected, and recommended to the board of directors the selection of, D&T as the Company’s independent auditors for the year ended December 31, 2006.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

AUDIT COMMITTEE
Andrew P. Hines, Chair
Stephanie W. Bergeron
James F. Guthrie
Joseph M. O’Donnell

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

COMPENSATION, DISCUSSION AND ANALYSIS

This section provides information regarding the compensation programs for Stephen M. Carter, our principal executive officer (“CEO”), David S. Aldridge, our principal financial officer, and Justin F. Deedy, Jr., H. Patrick Jack, and Barbara L. Blackford, the three other most highly-compensated executive officers of the Company for 2006. We refer to these five executive offices as a group as the named executives. Messrs. Aldridge, Deedy and Jack and Ms. Blackford are referred to as the executive vice presidents or “EVPs” or the other named executives. This section includes, among other things, an explanation of:

•       the overall objectives of our compensation program,

•       what it is designed to reward,

•       each element of compensation that we provide,

•       the reasons for the compensation decisions we have made regarding these individuals, and

•       our process for making compensation decisions.

The compensation committee of our board of directors has responsibility for approving the compensation programs for these executives and making decisions regarding specific compensation to be paid or awarded to them. The compensation committee acts pursuant to a charter approved by our board, which is reviewed annually and is available on the Company’s website, www.superioressex.com.

The compensation committee, whose membership is limited to independent directors, recognizes the importance of maintaining sound processes for the development and administration of compensation and benefit programs to enhance the compensation committee’s ability to effectively carry out its responsibilities. To that end, the compensation committee:

•       hired an independent compensation consultant to advise on executive compensation issues.

•       compared the Company’s compensation programs and amounts paid under those programs with the programs and amounts of a peer group of industrial companies.

•       established annual reviews of detailed tally sheets which cover all aspects of executive compensation by type and amount.

•       established an annual calendar of key responsibilities, including annual review of compensation philosophy and program design, setting and monitoring performance objectives and other important actions.

History of the Company’s Compensation Programs

The Company’s compensation programs in the last three years have been heavily influenced by an overriding objective: the Company’s need to successfully progress out of the financial restructuring under its predecessor company’s Chapter 11 proceeding. That predecessor, Superior TeleCom, Inc., and certain of its subsidiaries, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code on March 3, 2003. Superior TeleCom decided to file a reorganization proceeding because it had been experiencing continued liquidity shortfalls which hampered its ability to meet debt service requirements on its long-term debt. These shortfalls were primarily a result of Superior TeleCom’s high debt level, combined with the overall global economic downturn and other specific industry conditions. These conditions included reduced demand levels in the communications and magnet wire sectors caused by, among other factors, substantial spending reductions by the regional Bell operating companies and independent telephone operating companies and migration of manufacturing customers to locations outside the United States. In accordance with a plan of reorganization approved by the bankruptcy court, on November 10, 2003, we acquired the business formerly conducted by Superior TeleCom and its subsidiaries.

During the reorganization process and immediately following emergence from reorganization, the Company’s compensation philosophy focused on attracting a new CEO and retaining and recruiting key executives. To that end, the Company:

•       paid retention bonuses to certain key executives for continuing with the Company during and following emergence from Chapter 11 reorganization,

•       entered into employment agreements with our CEO and the other named executives,

•       established a supplemental executive retirement plan to provide enhanced benefits to our CEO and the other named executives, and

•       consistent with practices for companies emerging from Chapter 11 reorganization, granted upfront equity awards to our CEO and Messrs. Aldridge, Deedy and Jack designed to offer a significant equity opportunity, which would align their interest with those of its new shareowners.

The upfront equity awards were made in late 2003 and early 2004 pursuant to the terms of employment agreements entered into with the CEO and the retained executives.

With the successful transition from reorganization, our compensation philosophy now emphasizes performance-based awards rather than service-based awards.

Principles of Our Current Compensation Program

The compensation program for our executives is designed to attract, retain, and reward talented executives who can contribute to our long-term success and thereby build value for our shareowners. The program is organized around four fundamental principles:

•       Provide Total Direct Compensation Opportunities That Are Competitive.

To enable the Company to attract, motivate and retain qualified executives, total direct compensation opportunities for each executive (base pay, annual bonus, and long term incentives) are targeted at levels to be competitive with median pay for similar positions at comparable, or “peer,” companies. Based on market data provided by Hewitt Associates, we believe the Company’s total direct compensation for our named executives, collectively, is currently at or near median for comparable groups of executive positions at our peer companies. Total direct compensation and individual elements of compensation for our executives compared to executives at peer companies, however, vary based on many factors, which include:  the size of the company, scope of job, complexity of the respective businesses, responsibilities, experience and differences in compensation philosophy.

We believe that having strong talent in critical functions may entail recruiting new executives from time to time. The compensation committee may determine in a particular situation that it is in the best interests of the Company to negotiate compensation arrangements that deviate from the general principle of targeting compensation at the median of our peers.

•       A Significant Portion of Total Direct Compensation Should Be At Risk and Linked to Company Performance-Based Objectives.

We believe executives should be rewarded based on Company, business unit and individual performance. To this end, a significant portion of an executive’s total compensation should be at risk, with amounts actually paid dependent on performance against compensation committee-established objectives.

The compensation committee selects objectives which, if met, are designed to enhance shareowner value. The percentage of an individual’s total direct compensation which is at risk depending upon achievement of these performance objectives should increase as the individual’s business responsibilities increase.

•       A Significant Portion of Total Direct Compensation Should Be Delivered in the Form of Equity-Based Awards.

We believe our focus on providing an equity stake in the Company effectively aligns executive and shareowner interests and provides motivation for enhancing shareowner value. Under the 2005 Incentive Plan which was approved by shareowners, the compensation committee has the ability to provide equity awards to executives in a variety of forms, including options, restricted stock, performance shares and other types of equity based awards. To supplement the motivational effect of equity-based awards, we also have stock ownership requirements (described under Stock Ownership Guidelines on page 41) that require executives to attain over time a level of stock ownership based on a multiple of their base pay and to limit the amount of equity awards they can sell prior to attaining such ownership levels.

•       A Significant Portion of Total Direct Compensation Should Focus on Creating Longer-Term Shareowner Value.

We believe compensation should foster the long-term focus required for success in our businesses and appropriately balance between achieving both short- and long-term performance goals. Long-term success is measured in terms of multi-year financial operating metrics designed to create overall shareowner value. As an executive’s responsibility increases, the portion of compensation that is tied to the Company’s long-term success also increases. The compensation committee uses equity-based compensation awards and stock ownership requirements to reinforce the connection between long-term performance and compensation.

Independent Compensation Consultant

In 2006, the compensation committee engaged the services of Hewitt Associates, a nationally recognized compensation consulting firm (“Hewitt”), as its independent consultant. The compensation committee consults with Hewitt in its review of matters affecting executive compensation, including the compensation committee’s review of retirement and benefit programs, employment agreements, and stock ownership guidelines. Hewitt representatives generally participate in all regularly scheduled meetings of the compensation committee. Hewitt also advises the compensation committee and the Board regarding compensation of the non-employee directors.

There have been no other engagements of Hewitt for the performance of any other services by the Company in 2006. Any other proposed engagement of Hewitt by the Company’s management requires prior review and approval by the compensation committee or the compensation committee Chair so that any possible impact on the independence of Hewitt can be considered.

Market Data and Peer Group

To determine 2006 compensation levels, the compensation committee relied on market data provided by Hewitt. This data consisted of compensation information for named executive officers for a group of 24 peer companies (listed below) recommended by Hewitt and approved by the compensation committee. The peer group consists primarily of publicly-traded industrial manufacturers and other companies operating in a continuous process environment. These companies range in size from annual 2004 revenues of $1 billion to $3 billion, with median annual revenues of $1.9 billion. The compensation committee believes that this group represents a reasonable benchmark for a manufacturer of the Company’s size.

• Ametek	• Olin
• Briggs & Stratton	• Packaging Corporation of America
• Chemtura	• PolyOne
• Cooper Cameron	• Rayonier
• Donaldson	• Sauer-Danfoss
• FMC Technologies	• Steelcase
• Graphic Packaging	• Teradyne
• Joy Global	• Thomas & Betts
• Kaman	• Valmont Industries
• Kennametal	• Walter Industries
• Lennox International	• Waters Corporation
• Molex	• W.R. Grace

In addition to the compensation data for the peer group listed above, Hewitt also provided the compensation committee with a summary of compensation for named executive officers as reported in the proxy statements of General Cable and Belden CDT, companies which directly compete with certain telecommunications product lines sold by the Company.

To further account for variations in peer company size, regression analysis (with revenues as the independent variable) was used to determine size-adjusted market median values for base salaries, and for target annual and long-term incentive pay opportunities. The compensation committee established compensation levels for the named executive officers based on these size-adjusted market median values, as well as the other factors discussed below.

The compensation committee plans to evaluate its peer companies on a periodic basis to ensure they are appropriate for comparison purposes with the Company’s executive compensation. To review 2007 compensation levels, the compensation committee relied on the market data provided for the 2006 peer group of companies, adjusted for an inflation factor.

Elements of Our Compensation Program

Our compensation program consists of the following key elements:

•       Base Pay

•       Annual Cash Bonus Awards

•       Long-Term Compensation

•       Benefits

We refer to base pay, annual bonus and long-term compensation collectively as “total direct compensation.”

The 2006 market review revealed that the Company’s target total direct compensation opportunities were below market overall, with significant variation by position and by element of compensation. The results of this market review are detailed in the discussion below of each of the elements.

As a matter of policy, the compensation committee does not feel that it must pay equivalent amounts to executives in comparable positions. Decisions with respect to specific individuals are based on the compensation committee’s view of market data and consideration of a variety of factors, including that individual’s experience, position, performance and total compensation.

Based on this market analysis for 2006, the compensation committee’s goal is to target the following allocation of the key elements as a percentage of total direct compensation.

		Performance-Based
Position	Base Pay	Annual Bonus	Long-Term
CEO	25%	25%	50%
EVPs	35%	20%	45%

Consistent with the compensation principles discussed earlier, the compensation committee decided that the CEO should have the greatest percentage of total direct compensation at risk and tied to performance rather than being fixed. As indicated, though, a significant portion of total direct compensation for all named executives is performance-based. Compensation for each of the named executives will likely vary somewhat from these target percentages as the compensation committee makes decisions with respect to specific individuals based on its market analysis and the compensation committee’s evaluation of that individual’s experience and performance. Percentages of total direct compensation ultimately earned by each of the named executives from each element will vary based on actual performance against objectives.

Base Pay.   Based on market practices, the compensation committee believes it is appropriate that some portion of compensation is provided in a form that is fixed and liquid and that recognizes the experience and qualifications the executives bring to their roles. Each of our named executives has an employment agreement which establishes a minimum level of base salary and provides for an annual review of base salary by the compensation committee. Base salary for these executives is generally reviewed by the compensation committee in the first quarter of each year and any increases are effective on April 1. In setting base salary levels, the compensation committee is generally mindful of market data, the desired allocation of total direct compensation (shown in the table above), job responsibilities, experience and individual performance.

Base Pay Decisions for 2006 and 2007.   The 2006 market analysis revealed that the base salaries of the CEO and General Counsel were significantly below the market median and that the other named executives were close to market. Based on the market data for the positions, and the compensation committee’s assessment of individual performance and responsibilities, the base salaries for executives established by the compensation committee were as follows:

	Base Salary Amount
Name	April 1, 2005	April 1, 2006	April 1, 2007
Stephen M. Carter, President and Chief Executive Officer	$650,000	$715,000	$750,000
David S. Aldridge, EVP, Chief Financial Officer and Treasurer	383,000	400,000	420,000
Justin F. Deedy, Jr., EVP and President, Communications Segment	321,000	335,000	355,000
H. Patrick Jack, EVP and President, Magnet Wire Segment	321,000	332,000	345,000
Barbara L. Blackford, EVP, General Counsel and Secretary	270,000	300,000	330,000

Annual Cash Bonus Awards.   Our annual cash incentive program is implemented under the 2005 Incentive Plan. We believe this program rewards performance upon achievement of the Company’s short-term business objectives. It provides for annual cash payments to executives to the extent that Company-wide and business unit objectives set by the compensation committee for that year are attained. The compensation committee’s assessment of individual performance may also affect a particular executive’s annual cash bonus.

Target bonuses are set by the compensation committee at the beginning of each year. In 2006, the market review revealed that target bonuses for the EVPs were below the market median and the CEO’s target bonus was at market median. As a result, the target bonus percentage for the EVP’s was increased from 50% to 55% of base salary and the CEO’s target bonus remained at 100% of base salary. Based on performance, actual payments can range from 0% to 110% of base salary for the EVPs and from 0% to 200% of base salary for the CEO. Each of the named executives has an employment agreement which establishes a minimum level of target bonus opportunity, but provides that actual pay-outs are based on achievement of the objectives established by the compensation committee.

Performance objectives for annual incentive awards are developed through an iterative process. Based on a review of the budget and the business plan for the upcoming year, management, including the named executives, develops preliminary recommendations for compensation committee review. The compensation committee and its independent compensation consultant review management’s recommendation and the compensation committee establishes the final objectives. In establishing the final objectives, the compensation committee seeks to ensure that:

•       the key performance measures are consistent with the strategic objectives set by the board,

•       these measures are sufficiently challenging so that achievement of the objectives can reasonably be expected to benefit our shareowners, and

•       bonus payments, assuming target levels of performance are attained, would be consistent with the overall compensation program established by the compensation committee.

For 2006, the financial performance objectives and weightings for annual incentive awards were as follows:

Position	Financial Performance Objectives	Weighting
CEO and Corporate EVPs	Adjusted Corporate EBITDA	70%
(Carter, Aldridge and Blackford)	Adjusted Corporate EPS	30%
Business Unit EVPs	Adjusted Business Unit Operating Income	75%
(Deedy and Jack)	Adjusted Corporate EBITDA	25%

The financial objectives at target performance required significant improvement in year-over-year performance by the Company in 2006 which was considered to be challenging in light of rapidly escalating raw material and energy costs and the integration of the European magnet wire business acquired by the Company in late 2005. As a result, achievement could reasonably be expected to benefit our shareowners.

The adjustments used to compute Adjusted EBITDA and Adjusted EPS are applied consistently to exclude certain non-recurring special items and are disclosed in the Company’s quarterly earnings releases. Adjusted Business Unit Operating Income is Adjusted EBITDA for the business unit, excluding management fees, but decreased for depreciation and amortization.

For corporate executives, Adjusted EBITDA and Adjusted EPS were selected as key measures of performance. Both measures are commonly used by investors and analysts to evaluate the Company’s performance, to value the Company and its business and for comparison with other potential investments. For business unit executives, corporate Adjusted EBITDA and Adjusted Business Unit Operating Income were selected as performance measures. Adjusted Business Unit Operating Income is weighted more heavily to drive accountability for results over which the executive exercises the greatest control. Corporate Adjusted EBITDA was included as a performance measure for business unit executives to align and motivate all executives to contribute to overall Company performance.

If performance was below 90% of the target for both of the performance objectives, no annual incentive award would have been paid. At 90% of the targeted levels for either of the performance objectives, pay-out would be 60% of target bonus for the applicable performance objective. If performance exceeded target by more than 25% for either of the performance objectives, the annual incentive award pay-out for the applicable performance objective would be 200% of target.

The compensation committee can adjust the cash bonus payable based on the financial results to reflect its assessment of individual performance. In accordance with the Plan formula, if either the threshold level of any of the measures is achieved, an individual may receive an additional 20% of the amount otherwise payable under the financial formulae. Alternatively, the amounts to be paid could be reduced by the compensation committee by up to 20%, based on its assessment of an executive’s individual performance. Both adjustments are in the sole and absolute discretion of the compensation committee. The compensation committee did not make any of these adjustments—upward or downward—in the bonus awards for 2006.

Bonus Awards for 2006.   Following the end of 2006, the compensation committee compared actual performance to the compensation committee’s pre-established performance objectives. Corporate performance on both Adjusted EBITDA and Adjusted EPS significantly exceeded the threshold established for the maximum bonus pay-out for 2006, which resulted in awards to the three corporate executives at the maximum 200% of target bonus level. Applying the pre-established financial formulae, awards to business unit executives varied based on the performance of their units, with Mr. Deedy receiving a bonus award at the 200% of target bonus level, and Mr. Jack receiving a bonus award of 155% of target. These awards are included in the Summary Compensation Table on page 42. In 2006, Adjusted

EBITDA was $159.9 million, compared to $93.5 million in 2005, a 71% increase, and adjusted EPS was $2.88 per share, compared to $1.38 per share in 2005, a 109% increase.

For 2007, the compensation committee decided to continue to use basically the same methodology for determining annual bonus targets and awards that it used in 2006. The 2007 plan, however, provides that for corporate executives, the two factors—Adjusted Corporate EBITDA and Adjusted Corporate EPS—will be weighted equally. In addition, in 2007, the performance levels which provide the basis for a bonus award have been modified to provide that threshold performance begins at a lower percentage of target (e.g., 79% for corporate executives), but provide a lower payout (e.g., 20% payout at threshold).

Long-Term Compensation.   As noted above, the compensation committee believes that a substantial portion of each executive’s compensation should be based on longer-term performance and should be in the form of equity-based awards because such awards align the interests of our executives and shareowners. Equity-based awards are made under the 2005 Incentive Plan. The mix between various types of equity awards can vary from year to year, based on the compensation committee’s judgment as to how best to drive performance to increase shareowner value.

The 2006 market review revealed that prior awards were generally at market, although there was variation by position, with the CEO and General Counsel positions being below market. After reviewing the market analysis, the compensation committee established target long-term awards for 2006 as follows:

•       Mr. Carter:  200% of base salary

•       Messrs. Aldridge, Deedy, and Jack:  140% of base salary

•       Ms. Blackford: 120% of base salary

Target award values are denominated in shares based on the stock price as of the date of grant. As discussed earlier, the CEO’s target long-term incentive compensation opportunity comprises 50% of his total direct compensation target. For the EVPs, target long-term incentive compensation opportunities comprise approximately 45% of their total direct compensation opportunities.

2006 Long-Term Awards.   For long-term awards issued in 2006, the named executives received 75% of their equity awards in performance shares and 25% in restricted stock with vesting based on the passage of time. This allocation was intended to serve as a transition to a long-term incentive program that consists exclusively of performance based awards for the named executives.

The performance shares granted in 2006 may be earned at the end of 2007 based on results achieved in 2007. The restricted stock will vest at the end of three years, assuming continued employment.

For the 2006 performance shares, the financial performance objectives are return on net assets (RONA) (weighted at 65%) and increase in core business revenues (weighted at 35%). The compensation committee adopted these goals—which focus on revenue growth at meaningful return on net asset levels—because it believes that strong results in these measures will increase shareowner value over the longer-term. The compensation committee also believes these objectives complement the shorter-term objectives established for the annual cash bonus awards. Except in limited circumstances, such as death or disability, the performance shares vest if and only to the extent that the Company meets specific performance objectives with respect to return on net assets and core business revenues for 2007.

The RONA target for 2007 under the performance awards represents a meaningful increase in RONA from 2005, particularly in light of the late 2005 acquisition of the Company’s European magnet wire business. In 2005, the European business was adversely affected by the stagnation in the European economy and experienced pro forma RONA levels well below those being experienced in the Company’s U.S. operations. The sales revenue target for 2007 also represents a significant increase over 2005. Both the RONA and the sales revenue performance targets were increased by the compensation committee from the levels included in management’s projections for 2007.

2007 Long-Term Awards.   The two year performance period for the 2006 performance shares was intended to provide a transition to longer incentive performance cycles. Beginning in 2007, long-term awards to named executives will be based on a three year performance cycle. The 2007 performance share awards will measure performance based on three factors, weighted as indicated:

•       RONA—60%;

•       2009 Pro Forma Revenue—25% (the pro forma adjustments to reflect full year revenues for any businesses acquired in 2009); and

•       Adjusted EBITDA margin—15%

Annual RONA and Adjusted EBITDA Margin performance will also be weighted to give progressively greater weight to performance in the later years of the performance period.

Compensation Committee Discretion

As mentioned above, for the 2006 annual cash bonus awards, the compensation committee had the authority to award an additional bonus of up to 20% of the total bonus that would otherwise be payable, based on its assessment of individual performance. In addition, the amounts to be paid as annual performance bonus, if any, could have been reduced by the compensation committee by up to 20% based on its assessment of an executive’s individual performance. For the performance shares granted in 2006, the compensation committee has the authority to reduce the pay-outs if the formula would result in unusually high amounts being paid to the executives that the compensation committee deems to be disproportionate to the improvement in Company’s performance. The compensation committee has adopted a policy that future annual and long-term performance-based plans will provide the compensation committee the authority to reduce amounts earned from either cash or equity-based awards if it determines that the applicable formulae would result in payouts that would be disproportionate to the Company’s performance, or other extraordinary circumstances merited a reduction in amounts earned, such as a restatement of earnings that are the basis of these formulae.

Benefits

Senior Executive Retirement Plan.   The compensation committee believed that it was essential coming out of reorganization to attract a new CEO and retain a team of experienced senior executives who would stay with the Company during this rebuilding period. Accordingly, the Company established an unfunded, non-tax-qualified senior executive retirement plan (“SERP”) with several features designed to enhance retention. The compensation committee adopted this SERP in 2004 after review with Watson Wyatt, another nationally recognized consulting firm, which was serving as the compensation committee’s compensation consultant at that time. Watson Wyatt advised the compensation committee that the benefits element of compensation for the named executives was not competitive with a peer group of companies identified by Watson Wyatt. Watson Wyatt recommended adoption of a SERP to close this competitive gap which included accrual rates for the CEO and EVPs of 2.5% and 2.0% of final average compensation, respectively, and additional service credit for Messrs. Carter, Aldridge, Deedy and Jack, provided that they remain with the Company through late 2008. The compensation committee believes that these provisions in the SERP are attractive and considers the SERP to have been appropriate and beneficial to the Company in light of the compensation committee’s concerns about retention at the time of the company’s emergence from bankruptcy. It does not plan to add any participants to this SERP at these benefit levels going forward. Any post-retirement benefits for new hires would be based on the market for such plans and the particular position involved.

Additional information regarding the executives’ SERP benefits is found under Pension Benefits on pages 46-47.

401(k), Health & Welfare Benefits.   Under their employment agreements, the named executives are entitled to participate in Company’s employee benefit plans (including 401(k), health and welfare benefits) on the same basis as other similar executives of the Company. Those benefits are currently the same as those provided to all employees of the Company.

Perquisites.   While perquisites were viewed as beneficial in recruiting executives as the Company was coming out of reorganization, the compensation committee decided in 2005 that certain perquisites were no longer consistent with its compensation objectives. It therefore terminated reimbursement for club dues, personal automobile expenses and a special health care allowance and capped other perquisites. Remaining perquisites for the named executives are limited to automobile allowances, reimbursement for financial advisory services, and in the case of Messrs. Aldridge and Deedy, payment of certain disability insurance premiums. These remaining perquisites have a modest incremental cost to the Company. (They are detailed in footnote 4 on page 42).

Relationship of Compensation Elements

In setting 2006 compensation, the compensation committee considered the total target direct compensation potentially available to each executive compared to peers in the Company’s peer group. It also began the practice of reviewing tally sheets to provide the compensation committee an overview and analysis of all elements of compensation of its executives under a variety of scenarios, including termination. In 2007, the compensation committee again reviewed tally sheets as part of its process for establishing base pay increases, setting annual and long-term incentive targets, and making long-term incentive and equity awards.

Employment Agreements

At or shortly after the time the Company emerged from bankruptcy, the Company entered into employment agreements with the CEO and the EVPs. The board and the compensation committee were of the view that such contracts were necessary to attract and retain a management team that would be properly motivated and committed to move the Company from its past difficulties to a profitable future benefiting the Company’s shareowners. Additional information regarding the terms of these agreements, including a definition of key terms and a quantification of benefits that would have been received by our CEO and EVPs had termination occurred on December 31, 2006, is found under Potential Payments Upon Termination or Change of Control on pages 47-51. These employment agreements provide certain benefits to the executive in case of his/her termination by the Company, or significant diminution of position and responsibilities or overall benefits. These benefits are enhanced in a change of control. The compensation committee believes this enhancement serves the best interests of the Company and its shareowners by ensuring that, if a change of control is ever under consideration, the Company’s senior executives will be able to advise the board of directors dispassionately about the potential transaction and implement the decision of the board without being unduly influenced by personal concerns such as the economic consequences of possibly losing their jobs following a change of control. The triggering events for these enhanced benefits in a change of control were designed to support this objective.

In March 2006, the compensation committee approved the amendment of these employment agreements in order to provide more uniform treatment among the named executives in the case of termination of employment under various circumstances, to generally reduce the level of perquisites the Company provides, to modify target bonuses for executives, to comply with Code Section 409A and to make certain other changes.

Impact of Accounting and Tax Treatments

Code Section 162(m) limits our ability to deduct annual compensation in excess of $1 million paid to any of the named executive officers. This limitation generally does not apply to compensation based on performance goals if certain requirements are met. The compensation committee has considered the effect of Code Section 162(m) on the Company’s executive compensation program and will attempt to satisfy the requirements for deductibility under Code Section 162(m) with respect to performance-based compensation. The compensation committee has decided, however, that it needs to retain the flexibility to exercise its judgment in assessing an executive’s performance and that the total compensation program for executive officers should be managed in accordance with the compensation committee’s previously stated objectives. Thus, if the requirements for deductibility under Section 162(m) conflict with our executive compensation principles and objectives or with what the compensation committee believes to be in the best interests of the shareowners, the compensation committee may authorize compensation which is not deductible, in whole or in part, for any given year.

With the adoption of FAS 123R, the Company does not expect the accounting treatment of differing forms of equity awards to vary significantly. Therefore accounting treatment is not expected to have a material affect on the selection of forms of equity compensation or on other compensation decisions.

Timing of Compensation Decisions

The compensation committee develops an annual agenda to assist it in fulfilling its responsibilities. Generally, in the first quarter of each year, the compensation committee:

•       reviews prior year performance and authorizes the distribution of bonuses and long-term incentive pay-outs, if any, for the prior year.

•       reviews tally sheets detailing compensation paid and opportunities for future compensation.

•       establishes performance criteria for the current year bonus program and for any long-term incentive awards.

•       reviews base pay and sets the actual level of performance objectives for the current year bonus program and any long-term incentive awards.

This timing has been selected in part to address certain tax considerations. In order to satisfy the deductibility requirements under Code Section 162(m), Company annual and long-term performance objectives must be established no later than the end of March. In addition, in order to avoid being considered deferred compensation under Code Section 409A, Company bonus awards with respect to the prior year generally must be paid out prior to March 15th of the following year.

Equity Grant Practices

The Company has established written guidelines for the grant, delivery, documentation and recording of equity awards and reviewed these guidelines during 2006. Equity awards may be made only by the compensation committee or those authorized by the compensation committee and may not be backdated. The compensation committee has established written delegations authorizing the CEO to make awards to employees who are not executive officers, subject to pre-established limitations on individual awards and total awards. The CEO reports to the compensation committee on the use of such authority and the compensation committee reviews the authority annually.

Grants can only be authorized in writing. Authorizations of amendments, modifications or changes to awards must also be in writing and can only be adopted with the approval of the compensation committee. Stock option awards must be granted at not less than the fair market value of the Company’s stock on the grant date.

Generally, for employees, the Company makes equity grants annually as of the first business day of April of each year. This date was selected because it allows a consistent practice over time among all employee recipients, including executives, in coordination with other key annual compensation events such as annual increases in base pay. The date also allows sufficient time for the compensation committee to complete its executive compensation evaluation process for the current year. New hire equity grants, grants upon promotions and other awards that are not annual grants are generally made as of the first business day of the month following the date of employment, promotion or other triggering event. The compensation committee does not plan to vary the grant date of equity awards based on the release of material inside information, but has reserved the right to do so in unusual circumstances which might, for example, occur in connection with a major corporate transaction or other extraordinary event.

For directors, the director compensation plan provides for annual awards to directors on the day following the annual meeting of shareowners and initial awards to new directors on the date such directors join the board. The amount of such awards, or formula for establishing the amount of such awards, is set forth in the director compensation plan. Additional information regarding the directors’ compensation is found under Compensation of Directors on pages 10-13.

Role of Executive Officers in Executive Compensation

Our compensation committee, composed entirely of independent directors, administers our executive compensation program. The compensation committee reviews and approves annually all compensation decisions relating to our executive officers named in the Summary Compensation Table. The compensation committee submits its decisions with respect to the CEO to the independent directors of our board for approval. Management is responsible for compensation and benefits for employees other than executive officers, subject to review by the compensation committee of compensation with respect to certain officers and administration of the Company’s pension and benefit plans.

The Company’s Senior Vice President—Administrative Services serves as management liaison officer for the compensation committee and the Company’s General Counsel serves as secretary for the compensation committee. The administrative services and legal departments provide assistance to the compensation committee in connection with administration of the compensation committee’s responsibilities, such as setting meetings and assembling and distributing materials for compensation committee meetings.

The CEO and the other named executives have no role in recommending or setting their own compensation. The CEO makes recommendations regarding compensation matters related to his direct reports and provides input regarding executive compensation programs and policies. The compensation committee meets with the CEO to evaluate his performance against the goals which have been established by the board. In addition, management assists the compensation committee by:

•      making recommendations to the board regarding budgets which typically assist in setting executive compensation performance objectives;

•      providing information needed or requested by the compensation committee or its compensation consultant, such as Company performance against budget and objectives, tally sheets, historic compensation, compensation expense, stock plan utilization, Company policies and programs, peer companies, etc.; and

•      providing input and advice regarding compensation programs and policies and their impact on the Company and its executives.

Stock Ownership Guidelines

The Company has adopted guidelines for executive ownership of Company stock because it believes such ownership will compliment the equity-based compensation programs in aligning management and shareowner interests. The guidelines are expressed as a multiple of base salary set forth below:

Officer	Multiple of Base Salary
CEO	5X
EVPs	3X

Executives will have five years from August 1, 2006, the date of their adoption, to meet these ownership guidelines. Newly covered executives will have five years from the time they are named to a qualifying position to meet the ownership guidelines.

The following are counted towards satisfaction of the stock ownership guidelines:

•       Shares owned (or beneficially owned) by the executive, including shares acquired upon exercise of stock options or acquired through the ESPP

•       Time vesting restricted stock or restricted stock units, whether vested or not

Stock options, unvested performance shares or other similar awards are not counted.

Prior to attaining sufficient shares to satisfy the stock ownership guidelines, executives are required to retain shares having a value equal to at least 50% of the after-tax gain recognized with respect to their exercise of stock options, sale of vested restricted stock or other disposition with respect to any equity awards granted under the Company’s equity incentive plans. The number of shares to be retained will be determined based on the value of the shares on the date of sale.

Adherence to the guidelines will be measured on January 1 of each year, using the executive’s base pay and the value of the executive’s holdings and stock price on that day. The compensation committee will receive a report annually on progress towards attainment of these guidelines. Once an executive attains the guideline ownership, he or she will not be considered to fall out of compliance solely due to subsequent stock price declines.

If an executive does not meet the stock ownership guidelines, the compensation committee will take such fact into account in determining whether or the extent to which future equity awards should be made to the executive, may require all stock attained through Company grants of equity be retained until the guidelines are satisfied, or take any other action the compensation committee deems appropriate. In the rare instance in which compliance with the stock ownership guidelines would place an undue hardship on an executive or prevent an executive from complying with a court order, such as a divorce settlement, the compensation committee may grant transitional relief.

Hedging of Company Stock

It is the Company’s policy that directors, officers or employees may not engage in short-term speculative transactions involving “trading” in Company securities. This includes short sales, sales against the box and puts, calls and options on Company securities (other than the exercise of employee or director stock options). Other practices which may be effectively considered hedging, such as forward purchase contracts or margin loans, are not prohibited, but are subject to legal review in advance.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation, Discussion and Analysis as required by Item 402(b) of the SEC’s Regulation S-K with management of the Company. Based on such review and discussion, the compensation committee has recommended to the board that the Compensation, Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
Thomas H. Johnson, Chair
Monte R. Haymon
Perry J. Lewis
Joseph M. O’Donnell

The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

COMPENSATION OF THE NAMED EXECUTIVES

Summary Compensation Table

The following table sets forth the compensation earned by our CEO and other named executives for the year ended December 31, 2006.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)(1)	Option Awards ($) (f)(1)	Non-Equity Incentive Plan Compensation ($) (g)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(3)	All Other Compensation ($) (i)(4)	Total ($) (j)
Stephen M. Carter President and Chief Executive Officer (PEO)	2006	$697,500	—	$1,320,890	—	$1,430,000	$847,131	$34,300	4,329,821
David S. Aldridge EVP, Chief Financial Officer and Treasurer (PFO)	2006	395,423	—	711,971	168,184	440,000	295,990	27,514	2,039,082
Justin F. Deedy, Jr. EVP and President, Communications Segment	2006	331,230	—	683,815	168,184	368,500	236,049	27,157	1,814,935
H. Patrick Jack EVP and President, Magnet Wire Segment	2006	329,039	—	737,047	180,658	303,573	223,226	55,700	1,829,243
Barbara L. Blackford EVP, General Counsel and Secretary	2006	291,923	—	164,806	103,250	330,000	78,987	21,460	990,426

(1)                 Represents the accounting expense we recognized in 2006 for stock and option awards held by the named executive officer, calculated in accordance with disclosure rules of the SEC. The amounts included in the table for each award include the amount recorded as expense in our income statement for 2006. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (which we refer to as FAS 123R) or, with respect to awards granted prior to 2006, in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 Accounting for Stock-Based Compensation (which we refer to as FAS 123). The assumptions used in determining the grant date fair values of these option awards are set forth in the notes to the Company’s consolidated financial statements for 2005 and 2006, which are included in our Annual Reports on Form 10-K for 2005 and 2006, filed with the SEC. The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards table beginning on page 43, as well as awards granted in 2003, 2004 and 2005 for which we continued to recognize expense in 2006.

(2)                 Reflects the value of cash bonus compensation earned under the Amended and Restated Executive Bonus Plan, our program for annual cash bonuses, which is discussed under Annual Cash Bonus Awards in the Compensation, Discussion and Analysis, beginning on page 34.

(3)                 Amounts show the increase during 2006 in actuarial values of each executive officer’s benefits under our SERP.

(4)                 Amounts included in this column are reflected in the following table.

	Carter	Aldridge	Deedy	Jack	Blackford
Employer contribution to 401(k) plan	$8,800	$8,800	$8,800	$8,800	$8,800
Automobile allowance	18,000	14,400	14,400	14,400	12,000
Financial advisory fees	7,500	1,175	1,000	7,500	660
Premiums for disability insurance	—	3,139	2,957	—	—
Relocation expenses	—	—	—	25,000	—

Grants of Plan-Based Awards

This table discloses the actual number of restricted stock awards and performance share awards granted to our named executives in 2006 and the grant date fair value of these awards. It also shows the potential payouts as of the beginning of 2006 as annual cash bonus awards for 2006 performance, which is a form of non-equity incentive plan.

All
Other
Stock
									Awards:	All Other
									Number	Option
									of	Awards:	Exercise	Full
			Estimated Future Payouts Under			Estimated Future Payouts			Shares	Number of	or Base	Grant
			Non-Equity Incentive Plan			Under Equity Incentive Plan			of Stock	Securities	Price of	Date Fair
			Awards(1)			Awards(2)			or	Underlying	Option	Value of
	Grant	Committee		Target	Maximum	Threshold	Target		Units	Options	Awards	Award
Name	Date	Approval	Threshold ($)	($)	($)	(#)	(#)	Maximum (#)	(#)(3)	(#)	($/sh)	($)(4)
(a)	(b)	Date	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Carter	3/30/2006		$ 429,000	$ 715,000	$ 1,430,000	—	—	—	—	—	—	—
	3/31/2006	3/29/06	—	—	—	21,079	42,158	84,316	—	—	—	$ 823,144
	3/31/2006	3/29/06	—	—	—	—	—	—	14,053	—	—	357,508
Aldridge	3/29/2006		132,000	220,000	440,000	—	—	—	—	—	—	—
	3/31/2006	3/29/06	—	—	—	8,255	16,509	33,018	—	—	—	322,350
	3/31/2006	3/29/06	—	—	—	—	—	—	5,503	—	—	139,996
Deedy	3/29/2006		110,550	184,250	368,500	—	—	—	—	—	—	—
	3/31/2006	3/29/06	—	—	—	6,914	13,827	27,654	—	—	—	269,968
	3/31/2006	3/29/06	—	—	—	—	—	—	4,609	—	—	117,253
Jack	3/29/2006		109,560	182,600	365,200	—	—	—	—	—	—	—
	3/31/2006	3/29/06	—	—	—	6,851	13,703	27,406	—	—	—	267,551
	3/31/2006	3/29/06	—	—	—	—	—	—	4,568	—	—	116,210
Blackford	3/29/2006		99,000	165,000	330,000	—	—	—	—	—	—	—
	3/31/2006	3/29/06	—	—	—	5,306	10,613	21,226	—	—	—	207,225
	3/31/2006	3/29/06	—	—	—	—	—	—	3,538	—	—	90,007

(1)         Represents threshold, target and maximum payout values for annual cash bonus awards for 2006 performance. For more information on these potential awards, see the description in the Annual Cash Bonuses Awards section of the Compensation, Discussion and Analysis, beginning on page 34. In each case, the actual amount earned by each named executive officer in 2006 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 42.

(2)         Represents threshold, target and maximum number of shares to be earned under performance share awards granted under the 2005 Incentive Plan. The compensation committee approved these performance share awards on March 29, 2006 to be granted on March 31, 2006.

(3)         Award of time-vesting restricted stock under 2005 Incentive Plan. The compensation committee approved these restricted stock awards on March 29, 2006 to be granted on March 31, 2006.

(4)         Represents the aggregate of the grant-date fair value of each award. The grant date fair value of the awards is determined pursuant to FAS 123R. With respect to the performance share awards, the fair value calculation is based on the grant date fair value of the shares multiplied by the estimated number of shares that will ultimately vest. Based on the Company’s estimates at the date of grant for financial accounting purposes, it was expected that 72% of the target number of performance shares would ultimately vest.

Employment Agreements.   In 2006, we amended and restated our employment agreements with our named executive officers. The amended and restated employment agreements provide:

•  for an annual base salary that is reviewed annually by our compensation committee and, in the case of Mr. Carter, by our board of directors;

•  that the executive is eligible for an annual bonus based upon the achievement of performance objectives established by our compensation committee;

•  that the executive is entitled to participate in our employee benefit plans on the same basis as other senior executives; and

•  benefits in the event of certain terminations of employment. See Potential Payments Upon Termination or Change of Control on pages 47-51 for more information.

A description and discussion of the terms and conditions of these employment agreements. is included under Potential Payments Upon Termination or Change of Control at pages 47-51. Our annual cash bonus awards program and the long-term compensation programs in which our named executives participate is described in the Compensation Discussion and Analysis, beginning on page 29.

Equity Awards.   As described in the Compensation Discussion and Analysis, our named executive officers are eligible for long-term incentive awards. On March 31, 2006, our named executives received a grant of performance shares and restricted stock.

•       The performance shares, which represent the right to earn shares of our common stock, made up approximately 75% of the aggregate grant-date value of each executive officer’s 2006 equity award. These grant-date values are reflected in the Grants of Plan-Based Awards table above. Except in limited circumstances as described below, the performance shares vest if and only to the extent that we meet specific performance objectives with respect to return on net assets and core business revenues for 2007. For purposes of these performance share awards, our 2007 return on net assets will be calculated by dividing our adjusted operating income for 2007 (operating income adjusted by non-recurring or special items, as reported in our year-end earnings release, and to normalize for currency exchange rates) by our average net assets for 2007 (normalized to a constant cost of copper). To the extent actual results exceed threshold levels of performance for each objective, a varying number of actual shares will be earned, from 50% to 200% of the target award.

If the executive’s employment is terminated due to death, disability, retirement, resignation for “good reason” or termination without “cause” (as defined in his or her employment agreement), the performance shares will vest on a pro rata basis for the time elapsed prior to the employment termination and will pay out at the end of the performance period based on actual performance. If a change of control of the Company occurs during the performance period, the performance shares will vest and payout at the time of the change of control as to a number of shares, determined by the committee, between the target and maximum number of shares that could be earned.

•       Time-vested restricted stock made up the other 25% in value of our executives’ 2006 equity awards. 100% of the restricted stock awards vest three years after the grant date, or earlier upon a change of control of the Company or the executive’s death, disability or retirement. These restricted stock awards include the right to vote and the right to receive dividends, if any, but may not be sold or transferred before vesting. The Company does not currently pay dividends on its stock.

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding stock options classified as exercisable and unexercisable, held by our named executives as of December 31, 2006. The table also shows the number and value of unvested stock awards (both time-based awards and performance-contingent awards) assuming a market value of $33.25 per share (the closing market price of our common stock on December 29, 2006, which was the last trading day of 2006).

	Option Awards										Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(9)
Carter	—		—		—	—	—	82,500	(4)	2,743,125	84,316	(8)	2,803,507
	—		—		—	—	—	3,000	(5)	99,750	—		—
	—		—		—	—	—	14,053	(6)	467,262	—		—
Aldridge	33,764	(1)	—		—	13.00	3/15/2014	5,503	(6)	182,975	33,018	(8)	1,097,849
Deedy	33,764	(1)	—		—	13.00	3/15/2014	4,609	(6)	153,249	27,654	(8)	919,496
Jack	20,000	(1)	—		—	10.00	3/5/2014	4,568	(6)	151,886	27,406	(8)	911,250
	50,000	(1)	—		—	13.75	3/5/2014	—		—	—		—
Blackford	30,000	(2)	15,000	(2)	—	14.40	5/3/2014	3,000	(7)	99,750	21,226	(8)	705,765
	5,000	(3)	15,000	(3)	—	17.84	4/1/2015	3,538	(6)	117,639	—		—

(1)                Stock options awarded to the executive under the 2003 Incentive Plan upon his execution of an employment agreement following our emergence from reorganization in November 2003. The original award of 150,000 options vested in three equal annual installments beginning on November 10, 2004. The exercise price for these options was originally $10 per share. However, in 2005, the options that vested in 2005 and 2006 were amended to increase the exercise price to the original grant date fair market value in order to comply with Code Section 409A. At the time the option exercise price was adjusted, the executive was granted an award of restricted stock having a value approximately equal to the amount by which the exercise price of the options was increased. The vesting period for that award of restricted stock mirrored the remaining vesting period for the adjusted options. Therefore, that award of restricted stock is now fully vested.

(2)                Stock options awarded to Ms. Blackford under the 2003 Incentive Plan in May 2004 upon her joining the Company. Under this award, Ms. Blackford received options to acquire 45,000 shares of Company common stock vesting in three equal annual installments beginning on May 3, 2005.

(3)                Stock options awarded to Ms. Blackford on April 1, 2005 under the 2005 Incentive Plan. Under this award, Ms. Blackford received options to acquire 20,000 share of Company common stock vesting in four equal annual installments beginning on April 1, 2006.

(4)                Restricted stock awarded to Mr. Carter under the 2003 Incentive Plan upon his joining the Company in November 2003. Under this award, Mr. Carter received 330,000 shares of restricted stock, of which 12.5% vest on May 10 and November 10, 2004 through 2007. Of the 82,500 unvested restricted shares, 41,250 vest on May 10, 2007 and the remainder on November 10, 2007.

(5)                Restricted stock awarded to Mr. Carter on April 20, 2005 under the 2005 Incentive Plan. Under this award, Mr. Carter received 6,000 shares of restricted stock. 50% of these shares vested on March 8, 2006, because our stock price reached $24 or more for 20 consecutive days, a 45% increase over the stock price on the grant date. The remaining 3,000 shares of this award vest on April 1, 2009.

(6)                Restricted stock awarded to the executive on March 31, 2006 under the 2005 Incentive Plan. 100% of the shares vest on March 31, 2009.

(7)                Restricted stock awarded to Ms. Blackford on April 20, 2005 under the 2005 Incentive Plan. Under this award, Ms. Blackford received 6,000 shares of restricted stock. 50% of these shares vested on March 8, 2006, because our stock price reached $24 or more for 20 consecutive days, a 45% increase over the stock price on the grant date. The remaining 3,000 shares of this award vest on April 1, 2009.

(8)                Performance share awards granted to the executive on March 31, 2006 under the 2005 Incentive Plan, which vest based on our achievement against objectives for return on net assets and core business revenue for 2007. The amount in column (i) of this table reflects the maximum number of shares (i.e., 200% of target) that may be earned. As described in the discussion of these awards under Equity Awards on page 44, calendar year 2006 performance is not relevant to the amount that may be earned, because the payout is based solely on 2007 performance. However, we believe applicable disclosure rules for this table require us to estimate the payout as if December 31, 2006 had been the end of the performance period, which would have resulted in a maximum payout. For more detail on the performance and vesting criteria for these performance share awards, see the discussion under the Equity Awards on page 44.

(9)                Reflects the value as calculated using the closing market price of our common stock as of the last trading day in 2006, December 29, 2006 ($33.25).

Option Exercises and Stock Vested

The following table sets forth certain information regarding the options exercised, and stock awards vesting, during 2006 for our named executives.

	Option Awards		Stock Awards
	Number of Shares	Value	Number of	Value Realized
Name	Acquired on Exercise (#)	Realized on Exercise ($)	Shares Acquired on Vesting (#)	on Vesting ($)
(a)	(b)	(c)(1)	(d)	(e)(2)
Stephen M. Carter	—	—	85,500	$2,935,140
David S. Aldridge	116,236	$2,776,618	58,824	2,112,370
Justin F. Deedy, Jr.	116,236	2,776,618	58,824	2,112,370
H. Patrick Jack	80,000	1,524,551	61,029	2,191,551
Barbara L. Blackford	—	—	3,000	74,040

(1)          Reflects the market price of our common stock on the date of exercise, minus the exercise price of the stock options.

(2)          Reflects the market price of our common stock on the vesting date multiplied by the number of shares vesting on that date.

Pension Benefits

The following table shows the years of credited service and the present value of accumulated benefits for our named executives under our SERP.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Stephen M. Carter	SERP	3.2	$1,706,997	—
David S. Aldridge	SERP	3.2	588,442	—
Justin F. Deedy, Jr.	SERP	3.2	462,646	—
H. Patrick Jack	SERP	3.2	498,724	—
Barbara L. Blackford	SERP	2.7	145,338	—

The actuarial present value of the accumulated plan benefits was calculated using the projected unit credit actuarial method and the following assumptions: discount rate of 5.6%; normal retirement age of 62; and mortality using the RP 2000 White Collar Mortality Table. Other than with respect to Ms. Blackford, until 2008, the Company is accruing two years of credited service under the SERP for each year served.

Our SERP is an unfunded, non-qualified defined benefit retirement plan. Under the SERP, executives are eligible to receive an annual retirement benefit based on the following percentage of the executive’s final average compensation multiplied by the executive’s years of service with us after November 10, 2003:

Mr. Carter	2.5%
Mr. Aldridge	2.0%
Mr. Deedy	2.0%
Mr. Jack	2.0%
Ms. Blackford	2.0%

Final average compensation is the annual average of an executive’s compensation earned for the three highest paid years out of the last five calendar years prior to the executive’s retirement or other termination of employment (excluding amounts received prior to November 10, 2003). For purposes of the SERP, “compensation” is an executive’s annual base salary and actual short-term bonus earned. “Compensation” does not include any other forms of compensation, such as equity awards and benefits.

Accrued benefits under the SERP vest after four years of service, which would be November 10, 2007 for Messrs. Carter, Aldridge, Deedy and Jack, and February 26, 2008 for Ms. Blackford. SERP benefits would vest early upon a change of control or, in the case of Messrs. Carter, Aldridge, Deedy and Jack, upon termination of employment due to death or disability. For purposes of calculating their SERP benefit, Messrs. Carter, Aldridge, Deedy and Jack will be treated as having accrued an additional five years of service if they remain employed by us through November 10, 2008.

Benefits under the SERP are reduced by 3% per year if benefits commence prior to age 62, except in the case of disability. Benefits under the SERP are not reduced for Social Security, 401(k) or other similar benefits or other offset amounts.

Potential Payments Upon Termination or Change of Control

Employment Agreements.   As described in the Compensation Discussion and Analysis, in 2006, we amended and restated the existing employment agreements with our named executive officers. The employment agreements provide benefits to the executive in the event of the termination of his or her employment under certain conditions. The amount of the benefits varies depending on the reason for the termination, as explained below.

Termination for Cause; Resignation Without Good Reason.   If an executive is terminated for cause or resigns without good reason (as such terms are defined in the agreements), the executive receives only the salary and vested benefits that are accrued through the date of termination. No special severance benefits are payable.

Termination Due to Death or Disability.   If the executive dies, or if we terminate the executive due to disability, the executive (or his or her estate) receives salary and vested benefits accrued through the date of termination, plus a pro-rata portion of the executive’s annual bonus earned through the date of termination, based on performance against target for the portion of the year prior to termination.

Termination Without Cause; Resignation for Good Reason.

General.   If the executive is terminated without cause or resigns for good reason, either before a change of control of the Company occurs or more than one year after a change of control, the executive will receive a severance payment in addition to accrued salary and vested benefits. Mr. Carter would receive a severance payment of two times his annual base salary and two times his pro-rata annual bonus earned through the date of termination, based on his performance against target for the portion of the year prior to termination. Each of the other executives would receive a severance payment equal to one times base salary and one times his or her pro-rata annual bonus earned through the date of termination, based on performance against target for the portion of the year prior to termination. Severance payments are generally paid in cash in a lump sum. For up to one year after termination, we will also provide the executive with the same health and welfare benefits we provide for active employees.

In addition, our compensation committee has discretion to vest some or all of the executive’s equity awards. Any performance-based equity awards held by the executive would automatically vest, to the extent the performance targets had been met as of the termination date, regardless of whether the executive had satisfied any service requirements.

In Connection with a Change of Control.   If the executive is terminated without cause or resigns for good reason within one year following a change of control of the Company, then in addition to accrued salary and vested benefits, the executive will be entitled to:

•       a severance payment equal to two times the executive’s annual base salary and two times the executive’s target annual bonus for the year of termination,

•       vesting of all outstanding equity awards, and

•       continuation of health and welfare benefits for a period of one year.

Offsets of Benefits.   Any severance payable under the executive’s employment agreement would be reduced by any other cash severance or similar termination benefits payable under our plans, programs or arrangements, excluding the SERP.

Restrictive Covenants.   To receive the severance benefits under the employment agreement, the executive must comply with certain restrictive covenants. Each of the amended employment agreements contains covenants that apply during the employment term and for a period of twelve months after the executive’s termination of employment. During that period, the executive has agreed not to directly or indirectly:

•       enter into competition with our magnet wire or communications cable business,

•       solicit such business from our clients or customers other than on our behalf, or

•       solicit or encourage any of our employees or consultants to terminate their relationship with us.

The amended employment agreements also contain covenants that the executive will not divulge our confidential information or make disparaging statements about the Company, our employees, officers or directors, or our business.

Summary of Termination Payments and Benefits

The following tables summarizes the value of the termination payments and benefits that each of our named executive officers would receive if he or she had terminated employment on December 31, 2006 under the circumstances shown.

The amounts shown in the tables do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary and distributions of plan balances under our tax-qualified 401(k) plan. A termination of employment due to death or disability does not entitle the named executive officers to any payments or benefits that are not available to salaried employees generally.

Stephen M. Carter

										Termination
	Termination	Termination								without Cause or
	for Cause or	without Cause								Resignation for
	Resignation	or Resignation								Good Reason in
	without Good	For Good								connection with a
Type of Payment	Reason ($)	Reason ($)		Retirement ($)		Death ($)		Disability ($)		Change of Control ($)
CASH SEVERANCE	—	4,290,000	(1)	—		1,430,000		1,430,000		2,860,000
2003 Restricted Stock Grant(2)	—	228,594	(3)	—		—		—		2,743,125
2005 Restricted Stock Grant(2)	—	—	(4)	99,750		99,750		99,750		99,750
2006 Restricted Stock Grant(2)	—	—	(4)	467,262		467,262		467,262		467,262
2006 Performance Shares (at target number of shares)(2)	—	504,631	(5)	504,631	(5)	504,631	(5)	504,631	(5)	1,401,754 (6)
EQUITY VESTING(2)	—	733,225		1,071,643		1,071,643		1,071,643		4,711,891
SERP	—	—		—		—		—		1,706,997
BENEFIT CONTINUATION(7)	—	15,838		—		—		—		15,838
TOTAL	—	5,039,063		1,071,643		2,501,643		2,501,643		9,294,726

(1)                Mr. Carter’s severance payment in this circumstance is two times base salary and two times his pro rata annual bonus based on actual performance through the date of termination. A pro rata payment is 100% when the termination occurs on the last day of the year, as in this example. As discussed elsewhere in this proxy statement, excellent performance in 2006 yielded a bonus at the maximum level or 200% of base salary.

(2)                Based on $33.25 closing price of Company common stock on December 29, 2006, the last trading day of 2006.

(3)                This award vests pro rata based on the number of full months elapsed from November 10, 2003 to the date of Mr. Carter’s termination without cause or resignation for good reason prior to a change of control, less the percentage of the award previously vested. The amount shown in the table represents the value of one full month’s accelerated vesting (November 10, 2006 to December 31, 2006). The compensation committee may, but need not, accelerate vesting as to the remaining shares under this award, which had a value as of December 31, 2006 of $2,514,531.

(4)                The compensation committee may, but need not, accelerate vesting of unvested awards.

(5)                This award vests pro rata based on time elapsed in the performance period (50%) and pays out at the end of the performance period based on actual performance. Because the award vests based on 2007 performance, it is not possible at this time to know what actual performance will be as of December 31, 2007. The amount shown in this table reflects the assumption made as of the grant date for financial accounting purposes as to number of shares that would eventually be earned (72% of the “target” level), as reflected in column (l) of the Grants of Plan-Based Awards table on page 43. Note that this table shows a different dollar value from that shown in column (l) of the Grants of Plan-Based Awards table due to the different stock prices on December 29, 2006 and the date of grant. This value is also different than the “maximum” value for these awards shown in the Outstanding Equity Awards at Fiscal Year End table on page 45, because of different assumptions required for that table under applicable disclosure rules.

(6)                Award vests and pays out upon the occurrence of a change of control as to the number of shares determined by the compensation committee between the target and maximum number of shares. The amount shown in the table assumes payout at the “target” level.

(7)                Represents 12 months of the employer portion of 2007 projected COBRA cost for medical, prescription and dental coverage and 12 months of the employer portion of disability and life insurance coverage available to all salaried employees. Executive pays the active-employee shared cost for such coverage during such 12-month period.

David S. Aldridge

	Termination	Termination							Termination
	for Cause or	without Cause							without Cause or
	Resignation	or							Resignation for
	without	Resignation							Good Reason in
	Good	For Good							connection with a
Type of Payment	Reason ($)	Reason ($)	Retirement ($)		Death ($)		Disability ($)		Change of Control ($)
CASH SEVERANCE	—	840,000	—		440,000		440,000		1,240,000
2006 Restricted Stock Grant(1)	—	— (2)	182,975		182,975		182,975		182,975
2006 Performance Shares (at target number of shares)(1)	—	197,613 (3)	197,613	(3)	197,613	(3)	197,613	(3)	548,924 (4)
EQUITY VESTING(1)	—	197,613	380,588		380,588		380,588		731,899
SERP	—	—	—		—		—		588,442
BENEFIT CONTINUATION(6)	—	18,413	—		—		—		18,413
TOTAL	—	1,056,026	380,588		820,588		820,588		2,578,754

(1)                Based on $33.25 closing price of Company common stock on December 29, 2006, the last trading day of 2006.

(2)                The compensation ommittee may, but need not, accelerate vesting of unvested awards.

(3)                This award vests pro rata based on time elapsed in the performance period (50%) and pays out at the end of the performance period based on actual performance. Because the award vests based on 2007 performance, it is not possible at this time to know what actual performance will be as of December 31, 2007. The amount shown in this table reflects the assumption made as of the grant date for financial accounting purposes as to number of shares that would eventually be earned (72% of the “target” level), as reflected in column (l) of the Grants of Plan-Based Awards table on page 43. Note that this table shows a different dollar value from that shown in column (l) of the Grants of Plan-Based Awards table due to the different stock prices on December 29, 2006 and the date of grant. This value is also different than the “maximum” value for these awards shown in the Outstanding Equity Awards at Fiscal Year End table on page 45, because of different assumptions required for that table under applicable disclosure rules.

(4)                Award vests and pays out upon the occurrence of a change of control as to the number of shares determined by the compensation committee between the target and maximum number of shares. The amount shown in the table assumes payout at the “target” level.

(5)                Represents 12 months of the employer portion of 2007 projected COBRA cost for medical, prescription and dental coverage and 12 months of the employer portion of disability and life insurance coverage available to all salaried employees. Executive pays the active-employee shared cost for such coverage during such 12-month period. Also includes 12 months of company-paid premiums for supplemental disability insurance coverage.

Justin F. Deedy

	Termination								Termination
	for Cause or	Termination							without Cause or
	Resignation	without Cause							Resignation for
	without	or Resignation							Good Reason in
	Good	For Good							connection with a
Type of Payment	Reason ($)	Reason ($)	Retirement ($)		Death ($)		Disability ($)		Change of Control ($)
CASH SEVERANCE	—	703,500	—		368,500		368,500		1,038,500
2006 Restricted Stock Grant(1)	—	— (2)	153,249		153,249		153,249		153,249
2006 Performance Shares (at target number of shares)(1)	—	165,509 (3)	165,509	(3)	165,509	(3)	165,509	(3)	459,748 (4)
EQUITY VESTING(1)	—	165,509	318,758		318,758		318,758		612,997
SERP	—	—	—		—		—		462,646
BENEFIT CONTINUATION(6)	—	17,865	—		—		—		17,865
TOTAL	—	886,874	318,758		687,258		687,258		2,132,008

(1)                Based on $33.25 closing price of Company common stock on December 29, 2006, the last trading day of 2006.

(2)                The compensation committee may, but need not, accelerate vesting of unvested awards.

(3)                This award vests pro rata based on time elapsed in the performance period (50%) and pays out at the end of the performance period based on actual performance. Because the award vests based on 2007 performance, it is not possible at this time to know what actual performance will be as of December 31, 2007. The amount shown in this table reflects the assumption made as of the grant date for financial accounting purposes as to number of shares that would eventually be earned (72% of the “target” level), as reflected in column (l) of the Grants of Plan-Based Awards table on page 43. Note that this table shows a different dollar value from that shown in column (l) of the Grants of Plan-Based Awards table due to the different stock prices on December 29, 2006 and the date of grant. This value is also different than the “maximum” value for these awards shown in the Outstanding Equity Awards at Fiscal Year End table on page 45, because of different assumptions required for that table under applicable disclosure rules.

(4)                Award vests and pays out upon the occurrence of a change of control as to the number of shares determined by the compensation committee between the target and maximum number of shares. The amount shown in the table assumes payout at the “target” level.

(5)                Represents 12 months of the employer portion of 2007 projected COBRA cost for medical, prescription and dental coverage and 12 months of the employer portion of disability and life insurance coverage available to all salaried employees. Executive pays the active-employee shared cost for such coverage during such 12-month period. Also includes 12 months of company-paid premiums for supplemental disability insurance coverage.

H. Patrick Jack

Type of Payment	Termination for Cause or Resignation without Good Reason ($)	Termination without Cause or Resignation For Good Reason ($)		Retirement ($)		Death ($)		Disability ($)		Termination without Cause or Resignation for Good Reason in connection with a Change of Control ($)
CASH SEVERANCE	—	635,573		—		303,573		303,573		1,029,200
2006 Restricted Stock Grant(1)	—	—	(2)	151,886		151,886		151,886		151,886
2006 Performance Shares (at target number of shares)(1)	—	164,025	(3)	164,025	(3)	164,025	(3)	164,025	(3)	455,625	(4)
EQUITY VESTING(1)	—	164,025		315,911		315,911		315,911		607,511
SERP	—	—		—		—		—		498,724
BENEFIT CONTINUATION(5)	—	11,804		—		—		—		11,804
TOTAL	—	811,402		315,911		619,484		619,484		2,147,239

(1)                Based on $33.25 closing price of Company common stock on December 29, 2006, the last trading day of 2006.

(2)                The compensation committee may, but need not, accelerate vesting of unvested awards.

(3)                This award vests pro rata based on time elapsed in the performance period (50%) and pays out at the end of the performance period based on actual performance. Because the award vests based on 2007 performance, it is not possible at this time to know what actual performance will be as of December 31, 2007. The amount shown in this table reflects the assumption made as of the grant date for financial accounting purposes as to number of shares that would eventually be earned (72% of the “target” level), as reflected in column (l) of the Grants of Plan-Based Awards table on page 43. Note that this table shows a different dollar value from that shown in column (l) of the Grants of Plan-Based Awards table due to the different stock prices on December 29, 2006 and the date of grant. This value is also different than the “maximum” value for these awards shown in the Outstanding Equity Awards at Fiscal Year End table on page 45, because of different assumptions required for that table under applicable disclosure rules.

(4)                Award vests and pays out upon the occurrence of a change of control as to the number of shares determined by the compensation committee between the target and maximum number of shares. The amount shown in the table assumes payout at the “target” level.

(5)                Represents 12 months of the employer portion of 2007 projected COBRA cost for medical, prescription and dental coverage and 12 months of the employer portion of disability and life insurance coverage available to all salaried employees. Executive pays the active-employee shared cost for such coverage during such 12-month period.

Barbara L. Blackford

Type of Payment	Termination for Cause or Resignation without Good Reason ($)	Termination without Cause or Resignation For Good Reason ($)		Retirement ($)		Death ($)		Disability ($)		Termination without Cause or Resignation for Good Reason in connection with a Change of Control ($)
CASH SEVERANCE	—	630,000		—		330,000		330,000		930,000
2004 Option Grant(1)	—	—	(2)	—	(2)	282,750		282,750		282,750
2005 Option Grant(1)	—	—	(2)	231,150		231,150		231,150		231,150
2005 Restricted Stock Grant(1)	—	—	(2)	99,750		99,750		99,750		99,750
2006 Restricted Stock Grant(1)	—	—	(2)	117,639		117,639		117,639		117,639
2006 Performance Shares (at target number of shares)(1)	—	127,038	(3)	127,038	(3)	127,038	(3)	127,038	(3)	352,882	(4)
EQUITY VESTING(1)	—	127,038		575,577		858,327		858,327		1,084,171
SERP	—	—		—		—		—		145,338
BENEFIT CONTINUATION(5)	—	7,124		—		—		—		7,124
TOTAL	—	764,162		575,577		1,188,327		1,188,327		2,166,633

(1)                Based on $33.25 closing price of Company common stock on December 29, 2006, the last trading day of 2006.

(2)                The compensation committee may, but need not, accelerate vesting of unvested awards.

(3)                This award vests pro rata based on time elapsed in the performance period (50%) and pays out at the end of the performance period based on actual performance. Because the award vests based on 2007 performance, it is not possible at this time to know what actual performance will be as of December 31, 2007. The amount shown in this table reflects the assumption made as of the grant date for financial accounting purposes as to number of shares that would eventually be earned (72% of the “target” level), as reflected in column (l) of the Grants of Plan-Based Awards table on page 43. Note that this table shows a different dollar value from that shown in column (l) of the Grants of Plan-Based Awards table due to the different stock prices on December 29, 2006 and the date of grant. This value is also different than the “maximum” value for these awards shown in the Outstanding Equity Awards at Fiscal Year End table on page 45, because of different assumptions required for that table under applicable disclosure rules.

(4)                Award vests and pays out upon the occurrence of a change of control as to the number of shares determined by the compensation committee between the target and maximum number of shares. The amount shown in the table assumes payout at the “target” level.

(5)                Represents 12 months of the employer portion of 2007 projected COBRA cost for medical, prescription and dental coverage and 12 months of the employer portion of disability and life insurance coverage available to all salaried employees. Executive pays the active-employee shared cost for such coverage during such 12-month period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

Information is set forth below regarding beneficial ownership of our common stock, to the extent known to the Company, by (1) each person known by us to have beneficial ownership of more than 5% of our common stock, (2) each of our directors, (3) each of the named executives and (4) all directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares. All information is as of January 1, 2007, except as otherwise noted.

	Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares(2)		Percent of Class(3)
Marathon Asset Management LLP(4)	3,359,317		16.48%
Goldman Sachs Asset Management, LP(5)	1,812,045		8.89
FMR Corp(6)	1,750,001		8.58
J. Carlo Cannell(7)	1,025,000		5.03
Stephen M. Carter	257,106	(8)	1.26
David S. Aldridge	104,143	(9)		*
Justin F. Deedy, Jr.	103,249	(10)		*
H. Patrick Jack	137,460	(11)		*
Barbara L. Blackford	43,817	(12)		*
Stephanie W. Bergeron	—			*
Denys Gounot	17,800	(13)		*
James F. Guthrie	14,500	(13)		*
Monte R. Haymon	53,317	(14)		*
Andrew P. Hines	14,500	(13)		*
Thomas H. Johnson	2,060			*
Perry J. Lewis	19,500	(13)		*
Joseph M. O’Donnell	—			*
All directors and executive officers as a group	767,452	(15)	3.76

*                    Less than one percent.

(1)          Unless otherwise indicated, the address of each beneficial owner is c/o Superior Essex Inc., 150 Interstate North Parkway, Atlanta, Georgia 30339.

(2)          Includes shares subject to stock options that are currently exercisable or exercisable within 60 days of January 1, 2007.

(3)          Based on 20,388,528 shares of common stock outstanding on January 1, 2007.

(4)          Information is based on a Schedule 13G filed with the SEC on January 16, 2007 by Marathon Asset Management LLP (“Marathon”) and certain affiliates. The principal business address of Marathon is Orion House, 5 Upper Street, Martin’s Lane, London, WC2H 9EA, United Kingdom. Marathon is a registered investment advisor and holds these securities on behalf of advisory clients, none of which holds more than 5% of the Company’s outstanding stock.

(5)          Information is based on a Schedule 13G filed with the SEC on February 8, 2007 by Goldman Sachs Asset Management, LP, an investment advisor. The principal business address is 32 Old Slip, New York, New York 10005.

(6)          Information is based on a Schedule 13G filed with the SEC on February 14, 2007 by FMR Corp., an investment advisor. The principal business address is 82 Devonshire Street, Boston, Massachusetts 02109.

(7)          Information is based on a Schedule 13G/A filed with the SEC on February 15, 2007 by J. Carlo Cannell, the controlling member of Cannell Capital LLC, an investment advisor (“Cannell Capital”). The principal business address of Mr. Cannell is 150 California Street, Fifth Floor, San Francisco, California 94111. The shares are beneficially owned by Cannell Capital for its investment advisory clients.

(8)          Includes 99,553 shares of restricted common stock.

(9)          Includes 5,503 shares of restricted common stock and options to purchase 33,764 shares of common stock.

(10)   Includes 4,609 shares of restricted common stock and options to purchase 33,764 shares of common stock.

(11)   Includes 4,568 shares of restricted common stock and options to purchase 70,000 shares of common stock.

(12)   Includes 6,538 shares of restricted common stock and options to purchase 35,000 shares of common stock.

(13)   Includes 4,168 shares of restricted common stock and options to purchase 7,000 shares of common stock.

(14)   Includes 7,607 shares of restricted common stock and options to purchase 37,500 shares of common stock.

(15)   Includes 145,050 shares of restricted common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has in place a policy and procedure for the review, approval, or ratification of any related party transactions. This policy and procedure is set forth in the Company’s governance principles, which may be accessed on our website, www.superioressex.com. Under our policy, directors must disclose to other directors, the chair and the Secretary any potential conflicts of interest they may have with respect to any matter under discussion. Directors should resign if a significant and continuing conflict of interest exists and cannot be resolved and should recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Directors must disclose all proposed Company agreements with third parties in which a director has an interest (e.g., the director or a family member is an officer, director, employee or 5% owner). Any such conflict transactions must be approved by the governance and nominating committee (unless the chair determines to refer the issue to a different body of independent directors). The Company permits, without approval, matching Company charitable contributions to an entity in which a director or employee is affiliated or has an interest without such approval. In addition, Company contributions to an entity in which a director or executive officer is affiliated or has an interest are permitted without such approval under such guidelines as the governance and nominating committee establishes from time to time. All Company contributions to an entity in which a director or executive officer is affiliated or has an interest will be disclosed annually to the governance and nominating committee.

Denys Gounot, a member of our board of directors, is the owner of DG Network. As of February 1, 2005, we entered into a consulting agreement with DG Network under which DG Network provided consulting services to the Company in connection with the combination of the Company’s winding wire operations in the UK with Nexans’ European winding wire operations. The consulting agreement was amended as of July 1, 2005 to extend the term through the closing of the joint venture between the Company and Nexans (October 21, 2005). Under the terms of the consulting agreement, Mr. Gounot was the primary person providing the consulting services, and we paid DG Network fees of $25,000 per month, plus expenses. These fees totaled $283,453 in 2005. The consulting agreement was approved by the Company’s disinterested directors. The board of directors determined that under its governance principles, and applicable law and listing standards, payments made by the Company to DG Network resulted in Mr. Gounot not being considered an “independent director.”  The disinterested directors considered this issue in approving the consulting agreement, but determined that Mr. Gounot’s unique experiences and skills, including his historical position at Alcatel when the Nexans winding wire business reported to him, made the consulting agreement in the best interests of the Company and its shareowners.

Upon the closing of the transaction on October 21, 2005, Mr. Gounot was named chair of the board of Essex Nexans Europe SAS, the holding company for our joint venture with Nexans. As of January 18, 2006, the Company entered into a new consulting agreement with DG Network, pursuant to which DG Network would receive an annual fee of $150,000, payable in equal monthly installments in advance, for providing consulting services to Essex Nexans and as payment to Mr. Gounot for serving as chair of Essex Nexans, effective as of October 21, 2005. DG Network is reimbursed for reasonable travel and out-of-pocket expenses incurred in connection with the provision of consulting services. The consulting agreement may be terminated by either party upon 60 days prior notice. Mr. Gounot will also be reimbursed for reasonable travel and out-of-pocket expenses incurred in connection with serving as chair of Essex Nexans.  On February 16, 2007, the consulting arrangement was amended and restated effective January 1, 2007 to increase the annual fee to $200,000.

In addition, the Company and Mr. Gounot entered into an agreement providing for Mr. Gounot to receive 3,000 shares of the Company’s restricted common stock vesting on December 31, 2006 as additional compensation for serving as chair of Essex Nexans, subject to his continued service in that capacity through the vesting date.  No additional equity is issuable to Mr. Gounot under the amended and restated consulting agreement.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of our common stock. Directors, executive officers and greater than ten percent shareowners are required by SEC regulations to furnish us with a copy of all Section 16(a) forms they file.

The Company’s information regarding compliance with Section 16(a) is based solely on a review of the copies of these reports furnished to us or written representations to the Company by its executive officers, directors and greater than ten percent beneficial owners. Other than seven late filings described below, we believe that during fiscal year 2006, all directors, executive officers and greater than ten percent beneficial owners complied with the Section 16(a) requirements. Due to administrative error of the Company, the following transactions were not timely reported:  Messrs. Gounot, Guthrie, Haymon, Hines, Johnson, and Lewis’s May 3, 2006 grant of restricted stock units and Mr. Carter’s May 10, 2006 surrender of Company shares to pay for withholding taxes on the vesting of previously-granted restricted stock.

Availability of 10-K and Annual Report

SEC rules require us to provide an Annual Report to shareowners who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 are available to any shareowner without charge upon written request to Superior Essex Inc. to the attention of Peggy Tharp, 150 Interstate North Parkway,

Atlanta, GA 30339. You may also obtain our Annual Report on Form 10-K via the Internet at the SEC’s website, www.sec.gov.

DELIVERY OF THIS PROXY STATEMENT

SEC rules permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

This year, a number of brokers with accountholders who are Superior Essex Inc. shareowners will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareowners sharing an address unless contrary instructions have been received from the affected shareowner. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, or, if you are a shareowner of record, direct your written request to Superior Essex Inc., Attention: Peggy Tharp, 150 Interstate North Parkway, Atlanta, GA 30339 or contact Ms. Tharp at (770) 657-6000.

Shareowners who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or, if a shareowner is a shareowner of record of our shares, they should submit a written request to American Stock Transfer & Trust Company, our transfer agent, at 59 Maiden Lane, New York, NY 10038, Attention: Paula Caroppoli.

APPENDIX A

SUPERIOR ESSEX INC. POLICY REGARDING EVALUATION OF DIRECTOR CANDIDATES

General

The Governance and Nominating Committee (the “Committee”) has the responsibility and authority to recommend to the Board of Directors (the “Board”) qualifications for nominees to the Board and the criteria and procedures for the evaluation of candidates for nomination to the Board. This Policy has been recommended by the Committee and approved by the Board.

Identification of Candidates

Shareowners Nominations.   The Committee will consider written proposals from shareowners for Director candidates. Any such proposal must be submitted to the Committee in a manner that complies with the provisions of the Company’s Bylaws for submission of shareowner proposals.

In evaluating any candidates that are proposed by shareowners, the Committee will follow the same process and apply the same criteria as it does for candidates identified by the Committee or the Board.

Unsolicited Offers and Recommendations.   The Committee may consider unsolicited written offers by individuals seeking to serve as director and unsolicited written recommendations of director candidates from shareowners or third parties. Unsolicited offers should be sent by mail to the Governance and Nominating Committee c/o Corporate Secretary at the Company’s principal offices or such other address as is posted to the Company’s website by the Secretary. Such offers and recommendations will be forwarded to the Chair of the Governance and Nominating Committee for evaluation.

Candidate Search.   The Committee may conduct a search for director candidates in any manner it considers appropriate, including hiring third parties that may be paid by the Committee to assist in identifying or evaluating candidates or seeking nominees from existing directors or management.

Candidate Evaluations

A candidate is evaluated by the Committee before recommending the candidate to the full Board for nomination, election or re-election.

Evaluation Criteria.   This evaluation process includes a determination of whether the candidate meets the written criteria established by the Board in the governance principles and the qualifications described below.

The Committee may also apply in its evaluation any additional objective or subjective criteria that it develops related to specific skills, experience, qualities or characteristics that are being sought by the Board in candidates at the time.

Background Checks.   The evaluation of any candidate for initial election will include reviewing the candidate’s resume or other biographical information. In addition, before a candidate is recommended to the Board, the Committee will require a background check to confirm the candidate’s qualifications and conduct any other criminal and other background investigations as the Committee decides are appropriate.

Candidate Interviews.   The evaluation of any particular candidate may include personal interviews with various members of the Committee, the Board and the Company’s management.

Other.   Before a nominee is recommended to the Board for initial election, the candidate must indicate in writing their agreement to serve on the Board and complete a director’s questionnaire.

Director Qualifications and Evaluation Considerations

Directors of the Company should possess, at a minimum, the following qualities:

(i)                          The highest ethics, integrity and values;

(ii)                      An outstanding personal and professional reputation;

(iii)                  Professional experience that adds to the mix of the Board as a whole;

(iv)                    The ability to exercise independent business judgment;

(v)                        Freedom from conflicts of interest;

(vi)                    Demonstrated leadership skills; and

(vii)                The willingness and ability to devote the time necessary to perform the duties and responsibilities of a Director.

In evaluating Director candidates, the Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareowner interests. In so doing, the Committee will consider an appropriate balance of experience, skills and background, will ensure that at least two-thirds of the Directors are Independent Directors and apply the criteria that it deems appropriate, including the following:

(i)                          Whether the candidate possesses the qualities described above;

(ii)                      Whether the candidate qualifies as an Independent Director under the Company’s guidelines;

(iii)                  The extent to which the candidate contributes to the diversity of the Board in terms of background, specialized experience, age sex and race;

(iv)                    The candidate’s management experience in complex organizations and experience in dealing with complex business problems;

(v)                        The extent of the candidate’s experience at a strategy- or policy-setting level in business, government, education, technology or public interest organization;

(vi)                    The candidate’s past or current service on the board of directors of public or private companies, charitable organizations and community organizations or in roles dealing with such boards;

(vii)                The candidate’s familiarity with issues affecting the Company’s businesses;

(viii)            The candidate’s other commitments, such as employment and other board positions;

(ix)                    Whether the candidate would qualify under the Company’s governance principles for membership on a Board Committee;

(x)                        The candidate’s ability to advance constructive debate and a collaborative culture;

(xi)                    A candidate who is the Chief Executive Officer of another company should not serve on the boards of more than two other public companies; and

(xii)                No candidate should serve on the boards of more than four other public companies.

In evaluating whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Selection Process

The Committee considers qualified candidates based on all of the information obtained in the evaluation process. The Committee may develop a matrix or other tool to aid it in selecting a candidate based on the candidate’s attributes, the mix of attributes of existing directors, and the attributes being sought. Following a discussion of a candidate’s attributes, and taking into consideration the information gathered during the evaluation process and the needs of the Board and the Company at the time, the Committee decides whether to recommend a potential nominee to the full Board for election. Final selection of a nominee recommended by the Committee is determined by the full Board.

APPENDIX B

SUPERIOR ESSEX INC. AMENDED AND RESTATED 2005 INCENTIVE PLAN

SUPERIOR ESSEX INC.
AMENDED AND RESTATED 2005 INCENTIVE PLAN

ARTICLE 1
PURPOSE

1.1        GENERAL.   The Superior Essex Inc. Amended and Restated 2005 Incentive Plan is designed to:

•       focus management on business performance that creates stockholder value;

•       encourage innovative approaches to the business of the Company;

•       reward for results;

•       encourage ownership of Superior Essex common stock by management; and

•       encourage taking appropriate risks with an opportunity for higher reward.

ARTICLE 2
DEFINITIONS

2.1.       DEFINITIONS.   When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)        “Affiliate” means (i) any Subsidiary or Parent, or (ii) any entity of which the Company owns or controls, directly or indirectly, 10% of more of the outstanding shares of stock entitled to vote for the election of directors, or of comparable equity participation and voting power.

(b)        “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Other Stock-Based Award, Performance-Based Cash Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)        “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)        “Board” means the Board of Directors of the Company.

(e)        “Cause” means, with respect to a Participant’s termination of employment or termination of consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination (or where there is such an agreement but it does not define “cause” (or words of like import)), (i) a Participant’s gross negligence or willful misconduct with regard to the Company or an Affiliate or their assets, (ii) a Participant’s misappropriation or fraud with regard to the Company or an Affiliate or their assets (other than good-faith expense account disputes), (iii) a Participant’s willful and continued failure to substantially perform the Participant’s duties (other than any such failure resulting from incapacity due to physical or mental illness), which is not remedied within 10 days of delivery of notice to the Participant thereof, (iv) a Participant’s conviction of, or the pleading of guilty or nolo contendere to, a felony or criminal offense punishable by a term of imprisonment (other than a traffic violation), or (v) the Participant’s willful violation of any written policy of the Company or an Affiliate or breach of any confidentiality or non-competition covenant entered into between the Participant and the Company or an Affiliate (other than a violation or breach, as the case may be, which is insubstantial or insignificant, taking into account all of the circumstances); or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a Change in Control, such definition of “cause” shall not apply until a Change in Control actually takes place and then only with regard to a termination thereafter, and prior to a change in control “cause” shall be defined as provided in subsection (a) above. With respect to a Participant’s termination of directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(f)         “Change in Control” unless otherwise determined by the Committee in the applicable Award Certificate, a “Change in Control” shall be deemed to have occurred after the Effective Date:

(i)         upon any “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by all of the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities (including, without limitation, securities owned at the time of any increase in ownership);

(ii)       during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than (x) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i) or (iii) of this section, or (y) a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved (the “Incumbent Directors”), cease for any reason to constitute at least a majority of the Board;

(iii)      upon the merger or consolidation of the Company with, or the sale of all or substantially all of the assets of the Company to, any other corporation or other entity, in each case, unless, following such merger, consolidation or sale (A) the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or purchasing entity (the “Surviving Entity”)) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or the Surviving Entity outstanding immediately after such merger, consolidation or sale; and (B) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such merger, consolidation or sale;

(iv)       upon the approval by the Company’s stockholders of a plan of complete liquidation or dissolution of the Company; or

(v)        if a Participant is primarily employed in the Company’s OEM Group or the Company’s Communications Group (the Participant’s “Primary Group”), a Change in Control shall also mean: (i) the sale of all or substantially all of the assets of the Participant’s Primary Group to an unrelated entity; (ii) the sale of all of the outstanding voting securities of an entity holding all or substantially all of the assets of the Participant’s Primary Group (a “Primary Group Entity”) to an unrelated entity; or (iii) the merger or consolidation of a Primary Group Entity into an unrelated entity; provided, however, that no Change in Control shall be deemed to occur if Good Reason has not occurred with respect to the Participant. For purposes of this subsection (v), an “unrelated entity” is an entity (1) with respect to which more than fifty percent (50%) of such entity is not owned, directly or indirectly, by the Company or any of its majority-owned subsidiaries immediately prior to the time of the determination of whether there has occurred a Change in Control; or (2) which is not an employee benefit plan (or related trust) of the Company or any of its majority-owned subsidiaries.

(g)        “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations.

(h)        “Committee” means the committee of the Board described in Article 4.

(i)         “Company” means Superior Essex Inc., a Delaware corporation, or any successor corporation.

(j)         “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall continue to the extent provided in a written severance or employment agreement during any period for which severance compensation payments are made to an employee, officer, consultant or director and shall not be considered interrupted in the case of any short-term disability or leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(k)        “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(l)         “Deferred Stock Unit” means a right granted to a Participant under Article 11 to receive Shares of Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(m)      “Disability” or “Disabled” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(n)        “Dividend Equivalent” means a right granted to a Participant under Article 12.

(o)        “Effective Date” has the meaning assigned such term in Section 3.1.

(p)        “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

(q)        “Exchange” means the Nasdaq National Market or any other national securities exchange on which the Stock may from time to time be listed or traded.

(r)        “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

(s)        “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(t)         “Good Reason” means, with respect to a Participant’s termination of employment or termination of consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination (or where there is such an agreement but it does not define “good reason” (or words of like import)), without the Participant’s consent: (i) a reduction in the Participant’s base salary as then in effect, or (ii) a material reduction, measured in terms of aggregate value rather than on an individual benefit basis, of employee benefits to which the Participant is entitled (other than an overall reduction in benefits that affects substantially all fulltime employees of the Company and its Affiliates); provided that any event described in clause (i) or (ii) above shall constitute Good Reason only if the Company fails to cure such event within 20 days after receipt from the Participant of written notice of the event which constitutes Good Reason; and provided, further, that Good Reason shall cease to exist for an event on the 60th day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date.; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination that defines “good reason” (or words of like import), “good reason” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “good reason” only applies on occurrence of a Change in Control, such definition of “good reason” shall not apply until a Change in Control actually takes place and then only with regard to a termination thereafter, and prior to a change in control “good reason” shall be defined as provided in subsection (a) above.

(u)        “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(v)        “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(w)       “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(x)        “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(y)        “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(z)        “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(aa)      “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(bb)     “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 15.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law.

(cc)      “Performance Award” means Performance Shares or Performance-Based Cash Awards granted pursuant to Article 9.

(dd)     “Performance-Based Cash Award” means a right granted to a Participant under Article 9 to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.

(ee)      “Performance Share” means any right granted to a Participant under Article 9 to a share to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(ff)       “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(gg)      “Plan” means this Superior Essex Inc. Amended and Restated 2005 Incentive Plan, as amended or supplemented from time to time.

(hh)     “Qualified Performance-Based Award” means an Award granted to an officer of the Company that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 14.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(ii)       “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 14.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(jj)        “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(kk)     “Restricted Stock Unit Award” means the right granted to a Participant under Article 10 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ll)       “Retirement” with respect to a participant in the Company’s Senior Executive Retirement Plan (“SERP”), means termination of service under circumstances in which the Participant is entitled to unreduced benefits under the SERP. Otherwise, Retirement means a Participant’s voluntary termination of employment or consultancy at or after age sixty-five (65) or such earlier retirement date as may be approved by the Committee with regard to such Participant. With respect to a Participant’s termination of service as a director, Retirement means the failure to stand for reelection or other retirement as a director after a Participant has attained age sixty-five (65) or such earlier retirement date as may be approved by the Committee with regard to such Participant.

(mm)   “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(nn)     “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 16.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 16.1.

(oo)     “Stock” means the $.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 16.

(pp)     “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(qq)     “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(rr)       “1933 Act” means the Securities Act of 1933, as amended from time to time.

(ss)       “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1        EFFECTIVE DATE.   The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”). No further grants may be made under this Plan after the 10th anniversary of the Effective Date.

ARTICLE 4
ADMINISTRATION

4.1.       COMMITTEE.   The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. Unless otherwise designated by the Board, the Compensation Committee of the Board shall serve as the Committee administering the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2.       ACTION AND INTERPRETATIONS BY THE COMMITTEE.   For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3.       AUTHORITY OF COMMITTEE.   Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a)        Grant Awards;

(b)        Designate Participants;

(c)        Determine the type or types of Awards to be granted to each Participant;

(d)        Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)        Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f)         Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g)        Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(h)        Decide all other matters that must be determined in connection with an Award;

(i)         Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j)         Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k)        Amend the Plan or any Award Certificate as provided herein; and

(l)         Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of the Company’s Director Compensation Plan, or any successor plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

Notwithstanding the above, the Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters, to (i) designate Eligible Participants (other than Non-Employee Directors) to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be granted to any such Participants; provided that such delegation of duties and responsibilities to such special committee may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board or the Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.4.       AWARD CERTIFICATES.   Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1.       NUMBER OF SHARES.   Subject to adjustment as provided in Sections 5.2 and 16.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be (i) 500,000, plus (ii) Shares underlying awards outstanding under the Plan as of May 3, 2007, plus (iii) Shares remaining available for issuance, if any, under the Plan as of May 2, 2007 (including pursuant to the adjustments described in Section 5.2), plus (iv) a number of additional Shares underlying awards outstanding under the Company’s 2003 Stock Incentive Plan that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, plus (v) a number of additional Shares delivered or withheld on or after May 3, 2007 to cover the exercise price and/or satisfy tax withholding obligations with respect to awards outstanding under the 2003 Stock Incentive Plan. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 250,000.

5.2.       SHARE COUNTING.   Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

(a)        To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares from such Award will again be available for issuance pursuant to Awards granted under the Plan.

(b)        Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c)        Shares withheld from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will again be available for issuance pursuant to Awards granted under the Plan.

(d)        If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued to the Participant in excess of the Shares tendered (by delivery or attestation) shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(e)        To the extent that the full number of Shares subject to an Option or SAR is not issued for any reason, including by reason of net-settlement of the Award, only the number of Shares issued and delivered upon exercise of the Option or SAR shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan. Nothing in this subsection shall imply that any particular type of cashless exercise of an Option is permitted under the Plan, that decision being reserved to the Committee or other provisions of the Plan.

(f)         To the extent that the maximum number of Shares subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance goals, only the number of Shares issued and delivered shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(g)        Substitute Awards granted pursuant to Section 15.13 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3.       STOCK DISTRIBUTED.   Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4.       LIMITATION ON AWARDS.   Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 16.1), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 300,000. The maximum aggregate number of Shares underlying Awards of Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or other Stock-Based Awards (other than Options or SARs) granted in any one calendar year to any one Participant shall be 300,000. The aggregate dollar value of any Performance-Based Cash Award or other cash-based award that may be paid to any one Participant during any one calendar year under the Plan shall be $3,000,000.

5.5.       MINIMUM VESTING REQUIREMENTS.   Except in the case of substitute Awards granted pursuant to Section 15.13 or Awards granted as an inducement to join the Company or an Affiliate as a new employee to replace forfeited awards from a former employer, Full-Value Awards granted under the Plan to an employee, officer or consultant shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Full Value Awards in the event of the Participant’s death, Retirement, Disability, termination without Cause or resignation for Good Reason, or the occurrence of a Change in Control.

ARTICLE 6
ELIGIBILITY

6.1.       GENERAL.   Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are employees of an Affiliate may only be granted Options or SARs to the extent that the Affiliate is part of: (i) the Company’s controlled group of corporations, or (ii) a trade or business under common control with the Company, as of the Grant Date, as determined within the meaning of Code Section 414(b) or 414(c), and substituting for this purpose ownership of at least 50% (or 20% in the case of an Option or SAR granted to an employee of a joint venture partner based on “legitimate business criteria” within the meaning of Code Section 409A), of the Affiliate to determine the members of the controlled group of corporations and the entities under common control.

ARTICLE 7
STOCK OPTIONS

7.1.       GENERAL.   The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)        EXERCISE PRICE.   The exercise price per Share under an Option shall be determined by the Committee; provided, however, that the exercise price of an Option (other than an Option issued as a substitute Award pursuant to Section 15.13) shall not be less than the Fair Market Value as of the Grant Date.

(b)        PROHIBITION ON REPRICING.   Except as otherwise provided in Article 16, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

(c)        TIME AND CONDITIONS OF EXERCISE.   The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d)        PAYMENT.   The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(e)        EXERCISE TERM.   Except for Nonstatutory Stock Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f)         NO DEFERRAL FEATURE.   No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option.

7.2.       INCENTIVE STOCK OPTIONS.   The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1.       GRANT OF STOCK APPRECIATION RIGHTS.   The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)        RIGHT TO PAYMENT.   Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive upon exercise, a payment in cash or Shares equal to the excess, if any, of:

(1)                       The Fair Market Value of one Share on the date of exercise; over

(2)                       The base value of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)        PROHIBITION ON REPRICING.   Except as otherwise provided in Article 16, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

(c)        EXERCISE TERM.   Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d)        NO DEFERRAL FEATURE.   No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the SAR.

(e)        OTHER TERMS.   The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee.

ARTICLE 9
PERFORMANCE AWARDS

9.1.       GRANT OF PERFORMANCE AWARDS.   The Committee is authorized to grant Performance Shares or Performance-Based Cash Awards to Participants on such terms and conditions as may be selected by the Committee.

9.2.       PERFORMANCE GOALS.   The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award.

9.3.       RIGHT TO PAYMENT.   The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance-Based Cash Award to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the value of the Performance Awards that will be paid to the Participant.

9.4.       OTHER TERMS.   The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Performance Awards shall be determined by the Committee. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 10
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

10.1.    GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS.   The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee, subject to Section 5.4.

10.2.    ISSUANCE AND RESTRICTIONS.   Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock or dividend equivalents on the Restricted Stock Units) covering a period of time specified by the Committee (the “Restriction Period”). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units. Unless otherwise provided in the applicable Award Certificate, Awards of Restricted Stock will be entitled to full dividend rights and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to stockholders or, if later, the 15th day of the third month following the date the dividends are paid to stockholders.

10.3.    FORFEITURE.   Except as provided in an Award Certificate or otherwise determined by the Committee at the time of the grant of the Award or thereafter, immediately after termination of Continuous Status as a Participant during the applicable Restriction Period or upon failure to satisfy a performance goal during the applicable Restriction Period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

10.4.    DELIVERY OF RESTRICTED STOCK.   Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11
DEFERRED STOCK UNITS

11.1.    GRANT OF DEFERRED STOCK UNITS.   The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

ARTICLE 12
DIVIDEND AND INTEREST EQUIVALENTS

12.1.    GRANT OF DIVIDEND EQUIVALENTS.   The Committee is authorized to grant Dividend Equivalents with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal in value to the cash dividends that would have been paid with respect to all or a portion of the number of Shares subject to a Full Value Award, if such Shares had been outstanding, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares or units equivalent to Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

12.2     GRANT OF INTEREST EQUIVALENTS.   The Committee is authorized to grant Interest Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Interest Equivalents shall entitle the Participant to receive payments equal to a stated rate of return on the value of an outstanding Award, as determined by the Committee. The Committee may provide that Interest Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares or units equivalent to Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Certificate, Interest Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the first calendar year in which the Participant’s right to such Interest Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 13
STOCK OR OTHER STOCK-BASED AWARDS

13.1.    GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.   The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares or other property, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Affiliates (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Other Stock-Based Awards.

ARTICLE 14
QUALIFIED PERFORMANCE-BASED AWARDS

14.1.    OPTIONS AND STOCK APPRECIATION RIGHTS.   The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

14.2.    OTHER AWARDS.   When granting an Award other than an Option or a Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department, function or combination thereof within the Company or an Affiliate:

•       Revenue

•       Sales

•       Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•       Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•       Net income (before or after taxes, operating income or other income measures)

•       Cash (cash flow, cash generation or other cash measures)

•       Stock price or performance

•       Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•       Return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales);

•       Market share

•       Improvements in capital structure

•       Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•       Business expansion or consolidation (acquisitions and divestitures)

•       Internal rate of return or increase in net present value

•       Working capital targets relating to inventory and/or accounts receivable

•       Planning accuracy (as measured by comparing planned results to actual results)

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially-created performance index of Company competitors or peers. Any member of a specially-created performance index that undergoes a corporate event or transaction of a kind described in Article 16 or that files a petition for bankruptcy during a measurement period shall be disregarded from and after such event. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

14.3.    PERFORMANCE GOALS.   Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, or upon a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee may reserve the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

14.4.    INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA.   The Committee may provide in any Qualified Performance-Based Award that any evaluation of performance will include or exclude or otherwise objectively adjust for specified events that occur during a performance period, which may include, but are not limited to any of the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.5.    CERTIFICATION OF PERFORMANCE GOALS.   Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 14.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 14.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

ARTICLE 15
PROVISIONS APPLICABLE TO AWARDS

15.1.    STAND-ALONE AND TANDEM AWARDS.   Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other Award granted under the Plan. Subject to Section 17.2, Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

15.2.    TERM OF AWARD.   The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right exceed a period of ten years from its Grant Date (or, where required by Code Section 422 in the case of certain Incentive Stock Options, five years from its Grant Date).

15.3.    FORM OF PAYMENT FOR AWARDS.   Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

15.4.    LIMITS ON TRANSFER.   No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards. Any purported transfer in violation of this Section 15.4 shall be null and void.

15.5.    BENEFICIARIES.   Notwithstanding Section 15.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Company.

15.6.    STOCK CERTIFICATES.   All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

15.7.    ACCELERATION UPON DEATH, DISABILITY OR RETIREMENT.   Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon a Participant’s death, Disability or Retirement during his or her Continuous Status as a Participant, (i) all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be a pro rata payout to the Participant or his or her estate within thirty (30) days following the date of termination (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to fail to meet the requirements of Section 422 of the Code, the such disqualified Options shall be deemed to be Nonstatutory Stock Options.

15.8.    ACCELERATION UPON A CHANGE IN CONTROL.   Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, (i) all outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding performance-based Awards shall be deemed to have been fully earned based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be pro rata payout to Participants within thirty (30) days following the date of the Change in Control (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the date of the Change in Control.

15.9.    DISCRETIONARY ACCELERATION.   Regardless of whether an event has occurred as described in Section 15.7 or 15.8 above, and subject to Article 14 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 15.9.

15.10.  TERMINATION OF EMPLOYMENT.   Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to cease to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

15.11.  FORFEITURE EVENTS.   The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. Such events may include, but are not limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

15.12.  SUBSTITUTE AWARDS.   The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 16
CHANGES IN CAPITAL STRUCTURE

16.1.    MANDATORY ADJUSTMENTS.   In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

16.2     DISCRETIONARY ADJUSTMENTS.   Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger,

reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 16.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

16.3     GENERAL.   Any discretionary adjustments made pursuant to this Article 16 shall be subject to the provisions of Section 17.2. To the extent that any adjustments made pursuant to this Article 16 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 17
AMENDMENT, MODIFICATION AND TERMINATION

17.1.    AMENDMENT, MODIFICATION AND TERMINATION.

(a)        The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares available under the Plan, (iii) expand the types of awards under the Plan, (iv) materially expand the class of participants eligible to participate in the Plan, (v) materially extend the term of the Plan, or (vi) otherwise constitute a material change requiring stockholder approval under applicable laws or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

(b)        No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise price or base value of such Award).

17.2.    AWARDS PREVIOUSLY GRANTED.   At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)        Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)        The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company; and

(c)        Except as otherwise provided in Article 16, the exercise price of an Option or the base price of a SAR may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company.

ARTICLE 18
GENERAL PROVISIONS

18.1.    NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS.   No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

18.2.    NO STOCKHOLDER RIGHTS.   No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such Participant in connection with the Award.

18.3.    WITHHOLDING.   The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan or an Award. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes.

18.4.    SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)        Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason the occurrence of a Change in Control or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet the description or definition of “change in control event,” “disability” or “separation from service,” as the case may be, in Section 409A of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. In addition, the payment or distribution of any amount or benefit by reason of a “separation from service” to any person who is a “specified employee” (within the meaning of Code Section 409A) shall be delayed for such period of time, if any, as may be required to avoid a violation of Code Section 409A. This Section 18.4 does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Certificate.

(b)        Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent necessary to avoid the application of Section 409A of the Code, (i) the Committee may not amend an outstanding Option, SAR or similar Award to extend the time to exercise such Award beyond the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the Award would otherwise have expired if the Award had not been extended, based on the terms of the Award at the original Grant Date (the “Safe Harbor Extension Period”), and (ii) any purported extension of the exercise period of an outstanding Award beyond the Safe Harbor Extension Period shall be deemed to be an amendment to the last day of the Safe Harbor Extension Period and no later.

18.5.    NO RIGHT TO CONTINUED SERVICE.   Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

18.6.    UNFUNDED STATUS OF AWARDS.   The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

18.7.    RELATIONSHIP TO OTHER BENEFITS.   No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless specifically provided otherwise in such other plan.

18.8.    EXPENSES.   The expenses of administering the Plan shall be borne by the Company and its Affiliates.

18.9.    TITLES AND HEADINGS.   The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

18.10.  GENDER AND NUMBER.   Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

18.11.  FRACTIONAL SHARES.   No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

18.12.  GOVERNMENT AND OTHER REGULATIONS.

(a)        Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)        Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

18.13.  GOVERNING LAW.   To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

18.14.  ADDITIONAL PROVISIONS.   Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

18.15.  NO LIMITATIONS ON RIGHTS OF COMPANY.   The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

18.16.  INDEMNIFICATION.   Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

18.17.  FOREIGN PARTICIPANTS.   In order to facilitate the granting of Awards to Eligible Participants who are foreign nationals or who are employed outside of the United States of America, the Committee may provide for such special terms and conditions, including without limitation substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for the purposes of this Section 18.16 without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the spirit of this Plan, as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.

18.18.  NOTICE.   Except as otherwise provided in this Plan, all notices or other communications required or permitted to be given under this Plan to the Company shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, postage pre-paid, as follows: (i) if to the Company, at its principal business address to the attention of the Secretary; and (ii) if to any Participant, at the last address of the Participant known to the sender at the time the notice or other communication is sent.

18.19.  INUREMENT OF RIGHTS AND OBLIGATIONS.   The rights and obligations under this Plan and any related documents shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their beneficiaries.

18.20.  COSTS AND EXPENSES.   Except as otherwise provided herein, the costs and expenses of administering this Plan shall be borne by the Company, and shall not be charged to any Award nor to any Participant receiving an Award. Costs and expenses associated with the redemption or exercise of any Award under this Plan, including, but not limited to, commissions charged by any agent of the Company, may be charged to the Participant.

The foregoing is hereby acknowledged as being the Superior Essex Inc. 2005 Incentive Plan as adopted by the Board on March 14, 2005 and approved by the stockholders on May 3, 2005. The Plan was further amended and restated by the Board on March 13, 2007, for submission to the stockholders for approval on May 3, 2007.

SUPERIOR ESSEX INC.
By:
Barbara L. Blackford
Executive Vice President, General Counsel and Secretary

FORM OF PROXY

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SUPERIOR ESSEX INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREOWNERS

MAY 3, 2007

Cobb Galleria Centre

Two Galleria Parkway, Suite 120

Atlanta, Georgia

The undersigned shareowner(s) of Superior Essex Inc., a Delaware corporation (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Stephen M. Carter, David S. Aldridge and Barbara L. Blackford, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareowners of the Company to be held on May 3, 2007 at 1:00 p.m., Eastern Time, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

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1.	To elect Stephen M. Carter,	☐FOR All Nominees
	Denys Gounot and James F. Guthrie as	☐ WITHHOLD Authority for
	Class I Directors of the Company	For All Nominees
	with terms expiring in 2010	☐ FOR ALL, EXCEPT
☐ Stephen M. Carter
☐ Denys Gounot
☐ James F. Guthrie

The board of directors Recommends a Vote FOR each of the nominees.

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2.	To approve the amended and restated 2005 Incentive Plan.	☐ FOR
☐ AGAINST
☐ ABSTAIN

The board of directors Recommends a Vote FOR approval of the amended and restated 2005 Incentive Plan.

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NOTE:  With respect to such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof, including an adjournment to solicit additional proxies in the event that a quorum is not present at the meeting or in the event sufficient proxies voted in favor of the approval of the proposals have not been received, this proxy will be voted in the discretion of the named proxies.

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YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREOWNER (S).  IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED ABOVE.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE	OF	DATE:
SHAREOWNER
SIGNATURE	OF	DATE:
SHAREOWNER

Note:  This proxy must be signed exactly as the name appears hereon.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.